Filed Pursuant to Rule 424(b)(1)
Registration No. 333-226615

PROSPECTUS SUPPLEMENT

(To the Prospectus dated August 8, 2018)

5,500,000 Shares

PlayAGS, Inc.

Common Stock

The information included or incorporated by reference in this prospectus supplement relates solely to the resale of up to an aggregate of 5,500,000 shares of our common stock by Apollo Gaming Holdings, L.P. (“Holdings”), or the selling stockholder.

Our shares of common stock are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “AGS.”

Our registration of shares of common stock covered by this prospectus supplement does not mean the selling stockholder will offer or sell any of the shares. The selling stockholder may offer the shares from time to time as it may determine through public or private transactions or through other means described in the section entitled “Underwriting (Conflicts of Interest)” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices.

We will not receive any of the proceeds from the sale of the common shares by the selling stockholder. We have agreed to pay all expenses relating to registering the securities. The selling stockholder will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are eligible for reduced public company reporting requirements. We are currently also a “controlled company” under the corporate governance rules for New York Stock Exchange-listed companies and are exempt from certain corporate governance requirements of the rules. Following the completion of this offering, we will no longer be a “controlled company” under the corporate governance rules for New York Stock Exchange-listed companies. As such, we will comply with the corporate governance requirements of the New York Stock Exchange rules subject to the applicable phase-in periods. See “Risk Factors.”

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page S-22 of this prospectus supplement.

	Per Share	Total
Public offering price	$29.250000	$160,875,000.00
Underwriting discount(1)	$1.243125	$6,837,187.50
Proceeds to selling stockholder	$28.006875	$154,037,812.50

(1)	We refer you to the section “Underwriting (Conflicts of Interest)” of this prospectus supplement for additional information regarding underwriting compensation.

The selling stockholder has granted the underwriters an option to purchase up to an additional 825,000 shares from the selling stockholder at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about August 13, 2018.

Joint Book-Running Managers

Credit Suisse		Deutsche Bank Securities

Jefferies		Macquarie Capital

BofA Merrill Lynch		Citigroup
Nomura	Stifel	SunTrust Robinson
Humphrey

Co-Managers

Roth Capital Partners	Union Gaming	The Williams Capital Group, L.P.
Apollo Global Securities

The date of this prospectus supplement is August 8, 2018.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

To understand the terms of the securities offered by this prospectus supplement, you should carefully read this prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus supplement is part of a registration statement on Form S-3 that PlayAGS, Inc. a Nevada corporation, which is also referred to as “AGS,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. References to “Apollo” and the “Sponsor” refer to Apollo Global Management, LLC and its subsidiaries. References to “Apollo Group” refer to (a) Apollo Gaming Holdings, L.P. (“Holdings”), (b) Apollo Investment Fund VIII, L.P., (c) each of their respective affiliates (including, for avoidance of doubt, any syndication vehicles and excluding, for the avoidance of doubt, any portfolio companies of Apollo Management VIII, L.P. or its affiliates other than Holdings, AP Gaming VoteCo, LLC (“VoteCo”), the Company and their respective subsidiaries) to which any transfers of our common stock are made and (d) VoteCo to the extent that it has beneficial ownership of shares of our common stock pursuant to an irrevocable proxy.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus supplement or the documents incorporated by reference in this prospectus supplement. You must not rely on any unauthorized information or representations.

The distribution of this prospectus supplement and the offering and sale of the common stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement comes to inform themselves about and to observe any such restrictions. This prospectus supplement does not constitute an offer of, or an invitation to purchase, any of the common stock in any jurisdiction in which such offer or invitation would be unlawful.

S-ii

INCORPORATION OF DOCUMENTS BY REFERENCE

In this prospectus supplement, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 30, 2018 (as amended, the “2017 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018 (the “First Quarter 10-Q”);

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018 (the “Second Quarter 10-Q”); and

•

The description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC on January 22, 2018, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference. The information contained on or accessible through our website at www.playags.com is not incorporated into this prospectus supplement.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning PlayAGS, Inc. at the following address:

PlayAGS, Inc.

5475 S. Decatur Blvd., Ste #100,

Las Vegas, NV 89118

(702) 722-6700

Attention: General Counsel

You should rely only on the information contained or incorporated by reference in this prospectus supplement and any free writing prospectus that we authorize. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock being sold in this offering. This prospectus supplement constitutes a part of that registration statement. This prospectus supplement does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our shares of common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC’s Public Reference Room at the SEC’s principal office, at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You can inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You can also obtain copies of this material from the Public Reference Room as described above, or inspect them without charge at the SEC’s website. We furnish our shareholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.playags.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your decision whether to purchase our shares of common stock.

S-iv

USE OF NON-GAAP FINANCIAL INFORMATION

We have provided total adjusted EBITDA in this prospectus supplement because we believe such measure provides investors with additional information to measure our performance.

We believe that the presentation of total adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items that we do not expect to continue at the same level in the future, as well as other items we do not consider indicative of our ongoing operating performance. Further, we believe total adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures. It also provides management and investors with additional information to estimate our value.

Total adjusted EBITDA is not a presentation made in accordance with GAAP. Our use of the term total adjusted EBITDA may vary from others in our industry. Total adjusted EBITDA should not be considered as an alternative to operating income or net income. Total adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for the analysis of our results as reported under GAAP.

Our definition of total adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income and to deduct certain gains that are included in calculating net income. However, these expenses and gains vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, in the case of charges or expenses, these items can represent the reduction of cash that could be used for other corporate purposes.

Due to these limitations, we rely primarily on our GAAP results, such as net loss, (loss) income from operations, EGM Adjusted EBITDA, Table Products Adjusted EBITDA or Interactive Adjusted EBITDA and use total adjusted EBITDA only supplementally.

For more information on the use of total adjusted EBITDA and a reconciliation to the nearest comparable GAAP measure, see “Prospectus Summary—Summary Consolidated Historical Financial and Other Data.”

S-v

INDUSTRY AND MARKET DATA

We include in this prospectus supplement statements regarding factors that have impacted our and our customers’ industries. Such statements are statements of belief and are based on industry data and forecasts that we have obtained from industry publications and surveys, including those published prior to the date on the cover of this prospectus supplement by Eilers & Krejcik Gaming, LLC (“Eilers & Krejcik”). Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. In addition, while we believe that the industry information included herein is generally reliable, such information is inherently imprecise. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus supplement, as well as the other risk factors incorporated by reference in this prospectus supplement.

S-vi

OWNERSHIP THRESHOLD

The State of Michigan requires any person who acquires, directly or indirectly, beneficial ownership of more than 5% of our voting securities, to report the acquisition of the ownership interest and the Michigan Gaming Control Board may require such holder to apply for qualification or a finding of suitability. Michigan allows an “institutional investor” to apply for a waiver from such requirements provided that the institutional investor holds the ownership interest in the ordinary course of its business and for passive investment purposes only. Generally, an “institutional investor” includes an investor who is a bank, insurance company, investment company, investment advisor, or pension fund. An application for a waiver as an institutional investor requires the submission of detailed information concerning the institutional investor and its business including, among other things, the name of each person that beneficially owns more than 5% of the voting securities of such institutional investor. Even if a waiver is granted, an institutional investor may not take any action inconsistent with its status when the waiver is granted without becoming subject to a suitability determination or background investigation. A change in the investment intent of the institutional investor requires immediate reporting to the respective gaming authorities. Any shareholder who acquires 5% or more of our voting securities must comply with Michigan Gaming Control Board rules and regulations.

S-vii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements, which involve risks and uncertainties, are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus supplement are forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” and “Use of Proceeds,” and include, among other things, statements relating to:

•	our future financial position, future revenue, and projected costs;

•	objectives of management;

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our ability to effectively compete with numerous domestic and foreign businesses;

•	our ability to provide financing on favorable terms compared with our competitors;

•	our ability to adapt to and offer products that keep pace with evolving technology related to our businesses;

•

our ability to develop, enhance and/or introduce successful gaming concepts and game content, and changes in player and operator preferences in participation games, which may adversely affect demand for our products;

•

changing economic conditions and other factors that adversely affect the casino and gaming industry, the play levels of our participation games, product sales and our ability to collect outstanding receivables from our customers;

•

the effect of our substantial indebtedness on our ability to raise additional capital to fund our operations, and our ability to react to changes in the economy or our industry and make debt service payments;

•

changing regulations, new interpretations of existing laws, or delays in obtaining or maintaining required licenses or approvals, which may affect our ability to operate in existing markets or expand into new jurisdictions;

•	our history of operating losses and a significant accumulated deficit;

•	changes in the legal and regulatory scheme governing Native American gaming markets, including the ability to enforce contractual rights on Native American land, which could adversely affect revenues;

•	our ability to realize satisfactory returns on money lent to new and existing customers to develop or expand gaming facilities or to acquire gaming routes;

•	failures in our systems or information technology, which could disrupt our business and adversely impact our results;

S-viii

•

slow growth in the development of new gaming jurisdictions or the number of new casinos, declines in the rate of replacement of existing gaming machines, and ownership changes and consolidation in the casino industry;

•	legislation in states and other jurisdictions which may amend or repeal existing gaming legislation;

•	intellectual property rights of others, which may prevent us from developing new products and services, entering new markets, or may expose use to liability or costly litigation;

•	our ability to complete future acquisitions and integrate those businesses successfully;

•	our dependence on the security and integrity of our systems and products;

•	the effect of natural events in the locations in which we or our customers, suppliers or regulators operate;

•	failure of our suppliers and contract manufacturers to meet our performance and quality standards or requirements could result in additional costs or loss of customers;

•	risks related to operations in foreign countries and outside of traditional U.S. jurisdictions;

•	foreign currency exchange rate fluctuations;

•	quarterly fluctuation of our business;

•	risks associated with, or arising out of, environmental, health and safety laws and regulations;

•	product defects which could damage our reputation and our results of operations;

•	changes to the Class II regulatory scheme;

•

state compacts with our existing Native American tribal customers, which may reduce demand for our Class II game and make it difficult to compete against larger companies in the tribal Class III market;

•	decreases in our revenue share percentage in our participation agreements with Native American tribal customers;

•

adverse local economic, regulatory or licensing changes in Oklahoma or Alabama, the states in which 32% of our revenue was derived for the twelve months ended June 30, 2018, or material decreases in our revenue from our two largest customers, which together comprised approximately 21% of our total revenue for the twelve months ended June 30, 2018;

•	dependence on the protection of our intellectual property and proprietary information and our ability to license intellectual property from third parties;

•	failure to attract, retain and motivate key employees;

•	certain restrictive open source licenses requiring us to make the source code of some of our products available to third parties and potentially granting third parties certain rights to the software;

•	reliance on hardware, software and games licensed from third parties, and on technology provided by third-party vendors;

•	dependence on our relationships with service providers;

•	improving internal controls over financial reporting;

•	our ability to maintain current customers on favorable terms;

•	our ability to enter new markets and potential new markets;

•	our ability to capitalize on the expansion of internet or other forms of interactive gaming or other trends and changes in the gaming industries;

S-ix

•	our social gaming business is largely dependent upon our relationships with key channels;

•	U.S. federal income tax reform could adversely affect us;

•	changes in tax regulation and results of tax audits, which could affect results of operations;

•	our ability to generate sufficient cash to serve all of our indebtedness in the future; and

•

other risks, uncertainties and factors included or incorporated by reference in this prospectus supplement, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus supplement and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus supplement and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement and the documents filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

S-x

PROSPECTUS SUMMARY

The following summary contains selected information about us and about this offering. It does not contain all of the information that is important to you and your investment decision. Before you make an investment decision, you should review this prospectus supplement in its entirety, including matters set forth under “Risk Factors” and the more detailed information and financial statements included or incorporated by reference elsewhere in this prospectus supplement. The twelve month period ended June 30, 2018, is referred to as the “LTM period” in the following summary. Some of the statements in the following summary constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

COMPANY OVERVIEW

We are a leading designer and supplier of electronic gaming machines (“EGMs”) and other products and services for the gaming industry. Founded in 2005, we historically focused on supplying EGMs, including slot machines, video bingo machines, and other electronic gaming devices, to the Native American gaming market, where we maintain an approximately 20% market share of all Class II EGMs. Since 2014, we have expanded our product line-up to include: (i) Class III EGMs for commercial and Native American casinos, (ii) table game products and (iii) interactive products, all of which we believe provide us with growth opportunities as we expand in markets where we currently have limited or no presence. Our expansion into Class III and ancillary product offerings has driven our strong growth and momentum in revenue, EGM adjusted EBITDA and our installed base, which have increased by 249%, 214% and 181%, respectively, since 2014. For the LTM period, approximately 76% of our total revenue was generated from recurring contracted lease agreements whereby we place EGMs and table game products at our customers’ gaming facilities under either a revenue sharing agreement (we receive a percentage of the revenues that these products generate) or fee-per-day agreement (we receive a daily or monthly fixed fee per EGM or table game product), or from recurring revenue generated by our Interactive gaming operations. We operate our business in three distinct segments: EGMs, Table Products (“Table Products”) and Interactive Social Casino Games (“Interactive”).

Electronic Gaming Machines

EGM is our largest segment, representing 95% of our revenue for the LTM period, which currently is predominantly derived from Class II sources. We have a library of nearly 300 proprietary game titles that we deliver on several state-of-the-art EGM cabinets, including ICON (our core cabinet), Orion (our newly-introduced premium cabinet), and Big Red/Colossal Diamonds (our specialty large-format cabinet). We also have developed a new Latin-style bingo cabinet called ALORA, which we plan to use in select international markets, including the Philippines and Brazil. Our game titles are developed in-house and include a number of award-winning titles, including Golden Wins, Jade Wins, Buffalo Jackpots, Longhorn Jackpots, Colossal Diamonds and Fu Nan Fu Nu, as well as legacy titles with long-lasting playability that continue to appeal to players, such as Royal Reels and the So Hot family of games. We have released more than 45 new titles during the LTM period and we have approximately 50 titles set to launch over the next twelve months.

Our cabinets and game titles are among the top performing premium leased games in the industry, demonstrated by Colossal Diamonds’ consistent ranking as a top-ten premium leased game, including a spot in the top-five premium leased games in the second quarter of 2018, and consistently achieving win per day 2.2 times higher than the quarterly house average according to Eilers & Krejcik. In addition, according to Eilers & Krejcik, our premium leased games outperform most of the EGMs manufactured by our competitors, generating win per day in the second quarter of 2018 that is 2.2 times higher than the average of all of the gaming machines in the casinos where we have our EGMs placed. Additionally, our Orion product has received positive recognition within the industry, including winning silver at the 2017 Global Gaming Business Annual Gaming & Technology Awards.

We have increased our installed base of EGMs every year from 2005 through the LTM period, and as of June 30, 2018, our total EGM footprint was 24,523 units (16,647 in the United States and Canada and 7,876 international). We remain highly focused on continuing to expand our installed base of leased EGMs in markets that we currently serve as well as new jurisdictions where we do not presently have any EGMs installed. Since our founding, we have made significant progress in expanding the number of markets where we are licensed to sell or lease our EGMs. In 2005, we were licensed in three states (5 total licenses). Currently, we are licensed in 36 U.S. states and five foreign countries (approximately 260 total licenses). As of June 30, 2018, our installed base represented approximately 2% of the total addressable market of approximately 980,000 EGMs installed throughout the United States and Canada. According to Eilers & Krejcik, U.S. casino operators expect to allocate approximately 7% of their 2018 EGM purchases to AGS products, which would result in ship share more than five times higher than our ship share in 2016. We believe we are positioned to increase our ship share over the next several years.

We offer our customers the option of either leasing or purchasing our EGMs and associated gaming systems. Currently, we derive substantially all of our EGM revenues from EGMs installed under revenue sharing or fee-per-day lease agreements, also known as “participation” agreements, and we refer to such revenue generation as our “participation model”. As we expand into new gaming markets and roll out our new and proprietary cabinets and titles, we expect the sales of gaming machines and systems will play an increasingly important role in our business and will complement our core participation model.

Table Products

In addition to our portfolio of EGMs, we also offer our customers more than 30 unique table product offerings, including live felt table games, side bet offerings, progressives, signage and other ancillary table game equipment. Our table products are designed with the goal of enhancing the table games section of the casino floor. Over the past 10 years, there has been a trend of introducing side-bets on blackjack tables to increase the game’s overall hold. Our Table Products segment offers a full suite of side-bets and specialty table games that capitalize on this trend, and we believe that this segment will serve as an important growth engine for our company, including by generating further cross-selling opportunities with our EGM offerings. As of June 30, 2018, we had placed 2,737 table products domestically and internationally and we believe we are presently a leading supplier of table products to the gaming industry based on number of products placed.

Our Table Products segment focuses on high margin recurring revenue generated by leases. Nearly all of the revenue we generate in this segment is recurring. We have acquired several proprietary table games and side-bets and developed others in-house. Our portfolio of table game products includes In-Bet, Buster Blackjack and Criss Cross Poker, all of which provide betting options that we believe enhance player excitement. Our table equipment offerings, including our single-deck card shuffler, Dex S, as well as our baccarat signage solution and our roulette readerboard, act as complementary offerings to our table games. We also offer a progressive bonusing solution for casino operators through Bonus Spin, which is a customizable virtual prize wheel that allows players to win an incremental jackpot of various cash prizes. Bonus Spin was recognized at the 2016 Casino Journal’s Annual Top 20 Most Innovative Gaming & Technology Product Awards. We believe that shufflers and progressive bonusing on table games is a category that provides us with substantial growth opportunities.

Interactive Social Casino Games

We operate both business-to-consumer (B2C) social gaming interactive casino products and also provide business-to-business (B2B) social gaming interactive casino products. Our B2C social casino games include online versions of our popular EGM titles and are accessible to players worldwide on multiple mobile platforms, which we believe establishes brand recognition and cross-selling opportunities. Although free to play, our social games generate recurring revenue through the in-game sale of virtual goods and currency. We have recently expanded into the B2B space through our core app, Lucky Play Casino, whereby we white label our social game product and enable our land-based casino customers to brand the social gaming product with their own casino name. As of June 30, 2018, our combined B2C offerings reached approximately 40,000 daily active users (“DAU”) and we have had approximately 4.7 million lifetime installations of our social casino app.

* * *

Despite the expansion of our company and the diversification of our products, we continue to face significant competition across all segments. Many of our competitors have substantially greater financial resources and/or experience than we do, and may provide customers with greater amount of financing or better terms than we do. Our substantial indebtedness, coupled with our history of operating losses, may impede us from becoming profitable in the near future. Additionally, following the completion of this offering, we will no longer be a “controlled company” under the corporate governance rules for New York Stock Exchange-listed companies. As such, we will comply with the corporate governance requirements of the New York Stock Exchange rules, but we will do so subject to the applicable phase-in periods. For more details on the risks and challenges we face, see “—Risk Factors” and “Risk Factors.” Our management team remains focused on assessing the effects that these risks and challenges may have on the operation of our business.

OUR INDUSTRY

We operate primarily in the North American gaming market, which includes U.S. commercial casinos, Native American casinos, Canadian casinos, video lottery terminals (“VLT”) and Mexican casinos. According to Eilers & Krejcik, as of June 30, 2018, there were approximately 980,000 EGMs installed throughout the United States and Canada and 120,000 EGMs in Mexico. Eilers & Krejcik estimates moderate growth in the U.S. and Canadian EGM installed base through 2019. In the United States, Native American casinos represent a significant portion of the EGM market, with over 360,000 Class II and Class III EGMs, and have historically been our main area of focus.

Industry ship share

Consolidation across the gaming equipment industry over the last four years has resulted in the creation of the “Big-4” gaming suppliers, which we consider to be International Game Technology PLC (“IGT”), Scientific Games Corporation (“Scientific Games”), Konami Co. Ltd. (“Konami”) and Aristocrat Technologies Inc. (“Aristocrat”). We believe that many casino operators prefer to diversify their gaming floor mix rather than purchasing their EGMs only from the Big-4 suppliers. As evidenced in the graphs below, the ship share for non-Big-4 suppliers has continued to grow over the past several years. According to Eilers & Krejcik, non-Big-4 suppliers captured 22% ship share for all EGMs sold in the second quarter of 2018, of which AGS represented greater than 7% of the total purchases. We expect this trend in table games to continue, and AGS has positioned itself to capture this growth through new offerings and titles.

Class II Market—Native American

Native American gaming is regulated under the Indian Gaming Regulatory Act of 1988 (the “IGRA”), which classifies legalized gaming into three categories: Class I, Class II, and Class III. Class I gaming includes traditional Native American social and ceremonial games and is regulated exclusively at the Native American tribe level. We do not compete in the Class I industry. Class II gaming includes EGMs that utilize bingo, electronic aids to bingo, and, if played at the same location where bingo is offered, pull-tabs and other games similar to bingo. Class II gaming machines can be operated in states that permit bingo-style gaming without any agreement with the state and without any revenue sharing with the state, whereas Class III gaming requires Native American tribes to enter into a compact with the state in which their casino is located, which typically includes revenue sharing with the state. Class II games are an attractive option for Native American tribes because: (i) revenue generated from Class II gaming is not subject to revenue sharing or taxes, (ii) there are no limits on the number of Class II gaming machines that may be operated in any one facility; and (iii) a strong Class II alternative improves a tribe’s leverage when negotiating its Class III compact with the state.

As of June 30, 2018, the Native American Class II market consisted of approximately 60,000 EGMs, with AGS products representing over 20% of that market with approximately 12,200 recurring Class II EGMs placed in approximately 160 gaming facilities across 21 states. According to Eilers & Krejcik, the Class II market is expected to grow its installed base by approximately 1% over the next two years in the United States. Given the relatively small market size of the Class II market relative to the broader U.S. gaming market, the Class II market has historically not garnered the attention of larger gaming equipment manufacturers. We have been able to maintain our market share by partnering with our tribal customers to continually develop high-quality Class II titles that optimize the revenue generated at their casinos. The Class II market is highly relationship-based and we feel confident that we can maintain our current market position given the tenure and strength of our customer relationships.

Class III / Commercial U.S. and Canadian Markets

Class III machines can be found in commercial casinos and in Native American casinos that have entered into a state compact that permits a specified number of Class III machines. Currently, there are approximately 1,000 casinos throughout the U.S. and Canada with approximately 980,000 total EGMs. Excluding approximately 140,000 EGMs under route operations and approximately 60,000 Class II EGMs, there are 785,000 Class III EGMs throughout the U.S. and Canada, of which approximately 415,000 are in commercial casinos and approximately 370,000 are in tribal casinos. Eilers & Krejcik predict that the installed base of Class III/commercial game EGMs in the U.S. and Canada will grow by approximately 2%, or approximately 18,000 units, over the next two years. In 2017, revenue increased in 18 of the 24 states with legalized commercial gaming. While the specific drivers of this growth differ from market-to-market, the nationwide growth trend can be attributed to stronger consumer confidence, lower levels of unemployment and more available disposable income. As of June 30, 2018, we had placed only 4,441 recurring Class III units (1,217 of which were video lottery terminals) in over 300 casinos, which represents approximately 1% of the total number of EGMs placed in the U.S. and Canadian Class III and commercial gaming markets. Given our very low penetration in Class III Native American and commercial casinos, these markets present a significant growth opportunity.

Mexico

With the acquisition of Cadillac Jack in 2015, we acquired a strong foothold in the Mexican gaming market. According to Eilers & Krejcik, the Mexican market consists of approximately 120,000 EGMs, and our approximately 7,800 units, located in nearly 250 gaming facilities, represent just over 7% of the total market. Revenue generated by our EGMs in Mexico represented about 10% of our total revenue in the LTM period, and we have consistently been growing our installed base in the region.

Philippines Market

The Philippines is a legalized market that we believe has a potential size of approximately 70,000 units. While we are currently in the process of obtaining an operating license that is required for our machines to operate in this market, which we expect to obtain in the latter half of 2018, we already started delivering machines to the Philippines. We expect to begin installing units on a recurring basis shortly after we obtain the remaining operating license. We intend to offer our new ALORA cabinet, which is based on Latin-style bingo, in this market and we estimate that we will be able to generate participation rates of 22-25% of win per day, which compares favorably to the 20% that we typically receive in other international markets.

Brazil Market Potential

Considered one of the last major “frontiers” in gaming, Brazil potentially presents a significant opportunity for us. To date, Brazil only allows lotteries under the federal bank (Caixa Econômica Federal), as well as state lotteries, racing and tournament poker games. As a means to help raise government revenues, Bill no. 186/2014 was introduced in May 2015 proposing to expand the gaming market in Brazil. In December 2015, the bill passed the Senate’s Special Committee on National Economic Development. The bill would allow land-based casinos, online casino games, and, we believe, more than 550 bingo halls in major cities, among other things. Assuming the maximum number of bingo halls and casinos are built, we believe up to 500,000 gaming machines could be introduced in the country as a result.

We have made careful preparations and implemented a plan to be in a strong position to enter the market quickly if the gaming bill should pass. We have formed key strategic alliances in Brazil, including partnering with Brazilian entrepreneur Marcus Fortunato, developer of one of the world’s leading video-bingo products. Our Brazilian team is currently developing a library of games specific to the Brazilian market, which includes both new bingo-centric titles and familiar classics. We will offer our newly designed ALORA cabinet to the Brazilian market to ensure we are poised to build a meaningful footprint as soon as gaming is legalized. We believe that the groundwork we have implemented and product roadmaps we have designed over the past twelve months position us as a viable, reputable supplier for the Brazilian gaming market. We currently have memoranda of understanding (“MOU”) with nine potential gaming operators to place approximately 8,700 EGMs on participation agreements, which would represent only 1.7% of a market that we estimate to be at approximately 500,000 units.

Other Potential International Markets

Regulated gaming exists in many regions across the globe, presenting significant long-term opportunities for AGS given that our focus has predominantly been in North America and Latin America. We believe over the next several years, we will gain entry into more international markets, including:

•

Asia—the EGM market in Asia is growing, particularly in markets such as Macau, Japan and Singapore. Given our popular Asian-themed games and bonuses, we believe our content would perform well in these markets.

•

Australia—there is a significant EGM market in Australia. According to Eilers & Krejcik, there is a stable annual replacement cycle of approximately 20,000 units. Many of our most popular, high-performing titles, such as our Golden Wins family of games, combine high-volatility game dynamics with Australian math models. For these reasons, we believe our content would perform well in the Australian market.

•	Europe—the EGM market in Europe is a mature market, but we believe that opportunity exists for European operators to replace older, less profitable products with our high-performing content.

•

Canada—the privatization of Ontario Lottery and Gaming Corp. has brought a positive change in the gaming market in Canada, which we believe remains a large untapped market. Our EGMs are currently placed in Ontario, where our ICON cabinets have been successful. We expect to place machines in three additional jurisdictions in 2018.

Table Products

According to Eilers & Krejcik, the total number of table games in North America is approximately 30,000 units. This includes public domain games, proprietary table games, poker room tables, and non-card based table games such as roulette, craps and sic bo. AGS has approximately 2,700 proprietary table games installed in North America, which represents approximately 9% of the total market.

We believe that there are three key market opportunities for us to grow our footprint in table products.

•

Proprietary Table Games Growth—The proprietary table game section of the casino has continued to steadily grow over the past 20 years. In 1997, we believe proprietary table games represented only 1% of table games in North American casinos; today, that number has grown to approximately 15%. We believe that this portion of table games will continue to grow as proprietary table games have a higher hold percentage and thus are more profitable to casino operators than standard public domain titles.

•

Opportunity to Optimize Performance on Blackjack—With approximately 13,000 units, we believe blackjack represents the greatest number of table games in North America. A growing trend over the past 10 years has been the introduction of side-bets on blackjack tables to increase the overall hold of the game. We believe we have one of the industry’s most popular blackjack side-bets in our table game library, Buster Blackjack. We have nearly quadrupled the installed base of this side-bet since acquiring it and we expect further growth. With approximately 14% of blackjack tables upgraded with our side-bets, we believe there is considerable opportunity for further penetration. Additionally, operators have recently increased the number of side-bets and progressive bonuses on blackjack tables, adding two or even three side-bets to appeal to various gambler preferences. This paradigm shift has given us the ability to have our games placed on blackjack tables that have a competitor’s side-bet.

•

Penetration on Poker Tables—According to Eilers & Krejcik, there are roughly 7,500 poker tables in North America. We recently introduced the Dex S card shuffler specifically for poker tables. We believe a significant number of these tables do not have a card shuffler and are viable targets for Dex S. We also believe that—given the Dex S value proposition of being an economical, low-maintenance shuffling alternative—opportunity exists to convert some number of poker tables that are currently using a competitive shuffler product.

In addition to targeting North America, we believe we have the right kind of product mix to penetrate international markets such as Australia, Latin America, Europe and Asia.

Drivers of Customer Demand

Casino and other legal gaming operators continuously seek to increase their revenue growth and profitability. The importance of EGM revenue to a casino operator’s profitability has created demand for EGMs that have the ability to generate superior daily net win. Casino operators also seek ways to appeal to various player preferences by offering table products such as blackjack, poker, roulette and derivatives of these games. In addition to both EGMs and table products, operators also seek efficiency-enhancing products that help increase productivity and security on their floors, such as card shufflers. As a result, gaming equipment manufacturers have increasingly focused on enhancing the overall entertainment value and appeal of games and EGMs, which drives the demand for the replacement of older games and EGMs. We believe that earnings performance of our products is the primary driver of customer demand.

The typical refresh cycle for EGMs creates a natural, continuous driver of equipment sales and provides us with the ability to optimize our installed base by consistently refreshing it with newer products. According to Eilers & Krejcik, casino operators plan to replace an average of 8.1% of the casino owned games on their floors over the next 12 months. Additionally, tribal markets and international casino operators continue to replace games at a much higher rate than U.S. commercial casinos although U.S. commercial casinos are the primary driver for the overall improvement in the average replacement rate.

Demand for our products and services is also driven by:

•	Casino expansions and new casino openings;

•	Opening of new gaming jurisdictions;

•	Expansion of our product line and introduction of new technologies;

•	Entering new distribution channels and markets not previously served; and

•	Our reputation, reliability and after-sales service support.

COMPETITIVE STRENGTHS

We have grown our revenue, adjusted EBITDA and installed base by consistently adding unique and differentiated products to offer to our players and casino operators while maintaining a consistent focus on customer service. In addition, we have a track record of completing and integrating acquisitions, expanding our product lines, and developing new content and gaming products to meet the needs of our customers. We believe that this track record differentiates us from our competition and, along with the following competitive strengths, has enabled us to become a leading designer and supplier of gaming equipment and services.

High-Margin, Recurring Revenue Model with Attractive Payback Periods on Newly Deployed Capital

Approximately 76% of our revenue in the LTM period was derived from products that we leased to our customers and recurring revenue from our Interactive gaming operations. This strong base of recurring, contracted, high-margin revenue generated a 53% EGM adjusted EBITDA margin during the LTM period, which reflects the strong performance and longevity of our game titles and long-term relationships with our key customers. The cash flow generated from our recurring revenue sources has provided us with a stable source of capital to grow our footprint both domestically and internationally. Given the high-margin, recurring-revenue nature of our new EGMs, we benefit from payback periods on our leased units of only approximately 12 months for our core units and approximately 8 months for our premium units.

Best-in-Class R&D Teams that Produce Industry-Leading Products

Our R&D teams have demonstrated industry leadership by creating several top-performing titles and innovative hardware designs, such as our newly-introduced premium cabinet, Orion Slant, which features a unique slanted top that has a more comfortable ergonomic design for players. The innovative nature of our products has, in part, led to approximately 84% of our customer base electing to purchase at least one of our recently-released ICON or Orion cabinets. As reflected in the charts below, our casino-owned EGMs outperform those from all other suppliers, generating win per day 1.7 times higher than the house average. Our premium leased games were the second-best across the industry, delivering win per day that was 2.2 times higher than the average of the casino floors where our machines are placed.

Premium Leased Game Performance—Domestic(1)	Casino Owned Game Performance—Domestic(1)

(1)	Domestic Class II and Class III performance per Eilers—Fantini Q2 2018 Quarterly Slot.

In addition to the performance of the machines, we believe our products contribute to high levels of customer satisfaction as evidenced by our strong trial unit conversion metrics. For the LTM period, 99% of customer trial units resulted in conversion to a lease or sale. The success of our products has led to several awards recognizing the excellence of our products in 2017, as voted by customers and industry experts, including a silver award at the Global Gaming Business Annual Gaming & Technology Awards for our new premium Orion product, and recognition at Casino Journal’s Annual Top 20 Most Innovative Gaming & Technology Product Awards for both Orion and our Bonus Spin table product.

Focus on the “Core Gambler” to Drive Profitability for Our Customers

We create EGM titles predominantly for the “core gambler” (sometimes referred to as a “local player”), who we believe comprises 20% of the slot player demographic, but approximately 80% of the EGM industry profits. The core gambler is an actively-engaged EGM player, who typically gambles more frequently than a tourist visiting a destination market such as Las Vegas, and we believe this type of player represents an underserved, but highly-profitable demographic. Based on our internal research, we believe core gamblers visit casinos with high frequency and demonstrate strong loyalty to specific gaming titles. We design many of our games to appeal to this player base by creating high-volatility games that keep players invested and engaged during their gaming experience. We focus on building games that encourage players to spend more time on our devices and are designed to ensure the player has fun by providing various bonus triggers and multiple ways to win within the game. We believe that this strategic focus gives us a competitive edge because we are not distracted by spending a substantial amount of time, resources or development dollars to acquire expensive licenses and brands with limited shelf life for less frequent or less profitable gambler subsets.

Broad and Diverse Product Portfolio

We offer a wide variety of content and technology with hundreds of titles, and we aim to be a “one-stop shop” for our customers. We have recently expanded our EGM cabinet offerings to include cutting-edge premium products, such as Orion (introduced in May 2017) and Orion Slant (introduced in March 2018), and unique formats that stand out on the casino floor, such as Big Red (introduced in September 2014). For table products, we have diversified content for poker, blackjack and roulette derivatives, as well as bonusing enhancements that offer new and exciting gaming experiences. Our table products also include a variety of ancillary equipment designed to create greater efficiency for our customers, such as our new Dex S single-deck shuffler. We strategically pursue acquisitions and utilize our broad, customer-focused distribution network to enhance our content, titles and overall installed base. An example of our strategy’s success was the Buster Blackjack side bet offering, in which we have increased our installed footprint over four times since the acquisition. We will also continue to partner strategically with select developers to bring innovative and new product concepts to our customers by leveraging our distribution network as we have recently done with Alfastreet’s Royal Derby offering. Within our interactive segment, our B2C social games include online versions of our popular EGM titles and are accessible to players worldwide on multiple mobile platforms, which we believe leads to establishing brand recognition and cross selling opportunities.

Unique and Value-Enhancing Culture that Attracts Top Talent

Our corporate culture is based on the core concepts of passion, performance and teamwork, which allows us to be nimble and flexible in our strategy and execution. We strive to cultivate a culture where employees care about our business and the specific work that they do, where they feel strongly that AGS is not just a place to work but is also a community. This philosophy starts in the recruiting process and continues with every business, social and cultural activity at AGS. The result is a unique culture that we believe sets us apart from other companies in our space and has been critical to our successful recruitment and retention of top talent. Because we offer a rewarding work environment and many employee-friendly benefits and perks that are not standard in the gaming industry, we believe AGS is known as a fun and open place to work. Through, among others, numerous wellness initiatives, benefits such as hands-on community volunteering activities, various events promoting team spirit, and frequent and direct executive-to-employee communication, we believe we have gained the reputation of being a top employer in the gaming industry. Our company has received numerous awards highlighting our culture of employee wellness, including being named one of Atlanta’s Best and Brightest Companies to Work For 2017. As we grow and expand our business, we believe that our employee-centric culture will continue to attract high-caliber talent that will further enhance our team.

Experienced Management Team with a Strong Track Record of Execution

Our management team has significant experience in the gaming supply industry and has significant expertise in developing new products to serve our core customers and expand geographically. Our senior management team draws from prior work experience at SHFL entertainment, Inc., Bally Technologies, Konami, Global Cash Access and Scientific Games. Over the past three and a half years, we have substantially upgraded much of our senior leadership team, which has nearly 100 years of combined experience in the gaming supply industry. In particular, we have enhanced this team with the appointment of David Lopez as our CEO in 2014. David has over 20 years of industry experience, and was the former CEO of Global Cash Access and COO of SHFL entertainment, Inc. We also appointed Sigmund Lee as CTO (former CTO of Cadillac Jack and VP of Engineering at Bally Technologies, with over 15 years of industry experience). We believe our team is well-positioned to continue to deliver superior and highly-memorable gaming experiences, while executing on a substantial expansion in domestic and international markets.

Proven Ability to Successfully Integrate Acquisitions and Scale Our Platform

We have a strong track record of acquiring and integrating businesses with limited disruption to our core business. Over the past three years, we have effectively integrated over 20 acquisitions. The acquisition of Cadillac Jack demonstrated our ability to realize both cost and revenue synergies and, as a result of efficiently integrating two complementary businesses, to deliver strong financial results in 2016 and continue into 2017. We believe that our proven track record is the result of our ability to successfully identify businesses with products and cultures that are complementary to AGS.

Even though we face significant competition across all segments from companies with greater financial resources and experience, we believe that our competitive strengths differentiate us from such competitors and provide a foundation for our future position in the gaming industry.

GROWTH STRATEGIES

Build Momentum and Penetrate Class III and Commercial Jurisdictions

Expansion in Class III and commercial gaming jurisdictions represents a significant growth opportunity for us as there are many jurisdictions where we have only recently been licensed or allowed, including Indiana (2015), New Mexico (2017), Nevada (2014), Connecticut (2014), Iowa (2017), Mississippi (2015) and Louisiana (2017). Our second quarter 2018 ship share in many of these recently-licensed markets has been strong, with Arizona at 23%, California at 13%, Louisiana at 22%, Mississippi at 20% and Nevada at 6%. We also have the opportunity to enter many of the large commercial gaming markets in the U.S. where we currently have no presence, including Colorado, and Pennsylvania and new gaming markets such as Massachusetts. These new markets provide us with a tremendous opportunity to expand our recurring installed base. According to Eilers & Krejcik, the total EGM market consists of 980,000 units. As of June 30, 2018, our total backlog of signed contracts for ICON and Orion EGMs represented approximately $14 million of EGM adjusted EBITDA (based on historic revenue per day, sales price and respective EGM adjusted EBITDA margins for Orion and ICON). We strategically allow our customers to purchase or lease our premium cabinets, whereas our competitors typically only lease (and will not sell) their premium products. We believe our willingness to sell our premium cabinets gives us a competitive advantage with our customers. As a result of our efforts, we have been able to attract a number of new customers over the past three years, including MGM, Caesars, Penn National Gaming and Las Vegas Sands.

Optimize Yield Across our Existing Footprint

We believe there is a significant opportunity to optimize the older EGMs in our existing installed base with newer, more profitable cabinets. By improving the performance of our installed base, we will generate incremental EGM adjusted EBITDA since our participation model enables us to share in the profitability of the EGMs that we place in our customers’ gaming facilities. We currently have an installed base of approximately 3,200 older cabinets that we believe, over time, can be upgraded with our newer cabinets to generate higher win per day. Since 2016, we have optimized over 3,000 of our cabinets, which has led to approximately $8.3 million of incremental revenue, approximately 100% of which flows to EGM adjusted EBITDA. A specific example of this took place at the WinStar World Casino and Resort in Oklahoma, in which we optimized 28 underperforming legacy EGMs by replacing them with our new Orion cabinet, which resulted in a significant increase in incremental revenue. When annualized, the effect of this optimization results in an increase in incremental revenue of nearly $1.0 million. Another benefit of our yield optimization program is that we can take the older units from domestic casinos, refurbish them for approximately $1,500 and redeploy them in Mexico. These redeployed units broaden our international footprint and generate a high return on investment given the low cost to refurbish the units. Based on FY 2017 revenue per day and related refurbishment expenditure figures, we estimate that our return on investment for each refurbished unit that is leased into the Mexican market is 172%.

Expand Globally

We consider many factors when choosing to enter a new international market, including the size of the opportunity and the regulatory environment. Since 2015, we have implemented a renewed strategy in Mexico, which has improved our relationship with our customers and enabled us to grow our installed base to approximately 7,800 units in nearly 250 facilities, which represents over 7% of the market. As of June 30, 2018, we had 7,876 units placed in Mexico, which was up 14% from the 6,898 units that were installed at the end of 2016. These units currently generate approximately $8.80 of revenue per day and an EGM adjusted EBITDA margin of approximately 70%.

The Philippines is a legalized market that we believe has a potential size of approximately 70,000 units. While we are currently in the process of obtaining an operating license that is required for our machines to operate in this market, which we expect to obtain in the latter half of 2018, we already started delivering machines to the Philippines. We expect to begin installing units on a recurring basis shortly after we obtain the remaining operating license. We intend to offer our new ALORA cabinet, which is based on Latin-style bingo, in this market and we estimate that we will be able to generate participation rates of 22-25% of win per day, which compares favorably to the 20% that we typically receive in other international markets. The Philippines market represents a significant untapped opportunity for us. We intend to establish a footprint of approximately 3,000 to 5,000 units over a three to five year period.

Additionally, over the past twelve months we have expanded our presence in Canada through EGM sales into that market and we recently introduced our table products content to the Australian gaming market. On the near-term horizon, we believe that certain parts of Asia and Europe present high-growth opportunities for our business given the types of gaming content that we create, which we believe resonates with players from both of these cultures.

We also believe there are several other markets, such as Brazil, that present a significant growth opportunity for us. Over the past several months, the Brazilian legislature has put forth key legislation to legalize regulated gaming. We have implemented a comprehensive strategy to enter the Brazilian market and we have already executed MOUs with nine potential gaming operators to place approximately 8,700 EGMs in Brazil as soon as the country legalizes gaming. Upon the legalization of regulated gaming in Brazil, we intend to establish a footprint of approximately 8,000 to 10,000 units over a three to five year period.

Further Expand Our Class II Market Leadership and Continue Growth of our Recurring Revenue Base

We believe that our existing core Class II product offering is among the strongest in the industry and we are committed to growing our existing Class II installed base. Currently, we believe we are the second largest supplier of Class II games in the United States. We expect to continue gaining market share in our existing Class II jurisdictions as we introduce more games and new hardware, and we also intend to enter new Class II jurisdictions we have acquired 58 new Class II licenses in the past three and a half years. In the first quarter of 2018, there was a sizable Native American casino that opened and our Class II placements represented nearly 15% of the property’s floor. We believe that the unique advantages offered by Class II gaming will result in Native American operators continuing to grow the number of Class II units that they have in their casinos. Given our existing leadership in the Class II market, we feel that we are very well-positioned to capture our share of this continued growth in Class II.

Focus on Innovation & New Product Verticals for the Next Generation of Casino Players

In 2014, we began developing table products through the acquisitions of War Blackjack and other related intellectual property with the objective of diversifying our product portfolio to include gaming experiences for a different gaming consumer profile. The extension of our business into table products, as well as our entry into the interactive social casino space, demonstrates our commitment to evolving our business to adapt to the preferences of the next-generation gambler. As of June 30, 2018, we had 2,737 table products leased to our customers. We plan to continue expanding our table products offerings through acquisitions and internal development and have high expectations for our newly launched Bonus Spin progressive technology and Dex S single-deck shuffler. We continue to convert our proven land-based casino content into online and mobile formats for social gaming. Our popular land-based slot machine games, such as Golden Wins, Jade Wins, Buffalo Jackpots and Firebull to name a few, have been among the strongest performers in our social casino game catalog. In addition to new game titles, we continue to explore other areas of growth for our Interactive segment including continued expansion of our newly launched B2B Social White Label Casino. The key benefit of our platform is that it has been battle-tested in the highly competitive social casino market, and is able to support casinos’ player-engagement initiatives, with powerful brand extension, communications, promotions, and monetization features. We believe in the potential of our powerful back end Customer Relationship Management (CRM) capabilities, our player segmentation platform, and our ability to customize and brand the product to meet each property’s unique requirements. We also believe that there are opportunities to offer real money gaming and other complementary products in certain markets in the future.

While the execution of our growth strategies may be delayed or prevented by significant factors that are beyond our control, see “—Risk Factors” and “Risk Factors,” our management team remains focused on identifying such factors and preventing their impact on our company through a commitment to product and customer expansion and diversification.

CUSTOMERS

We believe the quality and breadth of our customer base is a strong testament to the effectiveness and quality of our product offerings, technological innovation and customer service. At the core of our relationships with our customers is our participation model, which aligns our financial incentives with those of our customers through a shared dependence on the games’ performance. The combination of our customer-aligned participation model, quality customer service and strong game performance has allowed us to develop long-term relationships with our tribal and commercial casino customers. Our top participation customers have been with us for nearly a decade, and we believe that we maintain long-term relationships with key customer decision-makers.

We have historically offered select existing and prospective customers an upfront payment, or placement fee, in exchange for exclusive rights to a percentage of their floor space. To a lesser extent, we have offered financing for casino development and expansion projects. In addition to our long-term relationships and contractual arrangements, the consistent demand for our titles from the loyal, repeat players of our titles further ensures our strong presence on our customers’ casino floors.

Within the Native American market, we provide both Class II and Class III games. We also serve customers in commercial, video lottery terminal, charity bingo and route-based markets.

Oklahoma is our largest market and our EGMs in the state accounted for approximately 22% of our total revenue for the last twelve months ended June 30, 2018. Our largest customer is the Chickasaw Nation, a Native American gaming operator in Oklahoma, which accounted for approximately 11% of our total revenue for the last twelve months ended June 30, 2018. The revenues we earn from the Chickasaw Nation are derived from numerous agreements, which are up for renewal in 2019.

Alabama is our second largest market and our EGMs in the state accounted for approximately 10% of our total revenue for the last twelve months ended June 30, 2018. The Poarch Band of Creek Indians, a Native American gaming operator in Alabama, is our second largest customer and accounted for approximately 10% of our total revenue for the last twelve months ended June 30, 2018.

For the last twelve months ended June 30, 2018, no other customer accounts for 10% or more of our total revenue.

INITIAL PUBLIC OFFERING

On January 30, 2018, we completed the initial public offering of 10,250,000 shares of our common stock, at a public offering price of $16.00 per share. We received from the initial public offering net proceeds, after deducting underwriting discounts and commissions, of $153.3 million. We used the proceeds of our initial public offering and cash on hand to redeem in full our 11.25% senior secured PIK notes due 2024 and to pay for professional fees and other costs associated with the offering. Our shares of common stock are listed on the New York Stock Exchange under the symbol “AGS.” On February 27, 2018, we sold an additional 1,537,500 shares of our common stock, at a public offering price of $16.00 per share, pursuant to the underwriters’ exercise in full of the option we granted to the underwriters in connection with our initial public offering. We received from the exercise of the option net proceeds, after deducting underwriting discounts and commissions, of $23.0 million.

OUR SPONSOR

In December 2013, we were acquired by the Apollo Group. Founded in 1990, Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Bethesda, Chicago, St. Louis, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. Apollo had assets under management of approximately $270 billion as of June 30, 2018 in its affiliated private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. Apollo has a successful track record of managing investments in the gaming, site-based entertainment, and leisure industries, including ClubCorp, Gala Coral (now part of Ladbrokes Coral Group), Great Wolf Resorts, Diamond Resorts, Vail Resorts, AMC Entertainment, Outerwall (parent of Coinstar and Redbox Automated Retail), Chuck-E Cheese, Wyndham International and Norwegian Cruise Lines.

On May 11, 2018, Holdings sold 4,675,000 shares of our common stock in a secondary offering, at a public offering price of $21.50 per share, including 425,000 shares of our common stock sold pursuant to the underwriters’ exercise in full of the option Holdings granted to the underwriters in the secondary offering.

An affiliate of our Sponsor, Apollo Global Securities, LLC, is acting as an underwriter in connection with this offering and will receive customary underwriting commissions and discounts in connection with the offering.

RISK FACTORS

Participating in this offering involves substantial risk. Our ability to execute our strategy also is subject to certain risks. The risks described under the heading “Risk Factors” immediately following this summary and the risk factors incorporated by reference in this prospectus supplement may cause us not to realize the full benefits of our competitive strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges and risks we face include the following:

•	our history of operating losses and the uncertainty of achieving profitability in the future;

•	changing regulations, new interpretations of existing laws and difficulties and delays in obtaining or maintaining required licenses or approvals;

•	our ability to raise additional capital, fund operations, react to changes in the economy, or make debt service payments due to our substantial indebtedness;

•	our ability to successfully offer, develop, enhance and/or introduce products that keep pace with evolving technology related to our business;

•	our ability to protect our intellectual property and proprietary information and to license intellectual property from third parties;

•

our ability to effectively compete with numerous domestic and foreign businesses across all our segments, some of which have substantially greater financial resources and/or experience than we do, and may provide customers with greater amount of financing or better terms than we do; and

•	our inability to complete future acquisitions and integrate those businesses successfully into our future growth.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act” enacted in April 2012. As an “emerging growth company,” we have elected to take advantage of specified reduced reporting and other requirements that are otherwise applicable to public companies. These provisions include, among other things:

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting;

•	exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;

•

exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board (United States), requiring mandatory audit firm rotation or a supplement to our auditor’s report in which the auditor would be required to provide additional information about the audit and our financial statements;

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation and golden parachute arrangements; and

•	reduced disclosure about executive compensation arrangements.

We may take advantage of these provisions until the end of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an “emerging growth company.” We will cease to be an “emerging growth company” if we have $1.0 billion or more in “total annual gross revenues” during our most recently completed fiscal year, if we become a “large accelerated filer” with a market capitalization of $700 million or more, or as of any date on which we have issued more than $1.0 billion in non-convertible debt over the three-year period to such date. We may choose to take advantage of some, but not all, of these reduced burdens. For example, we have taken advantage of the reduced reporting requirement with respect to disclosure regarding our executive compensation arrangements and expect to take advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. For as long as we take advantage of the reduced reporting obligations, the information that we provide stockholders may be different from information provided by other public companies. We are irrevocably electing to “opt out” of the extended transition period relating to the exemption from new or revised financial accounting standards and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-“emerging growth companies.”

In addition, upon the closing of this offering, we will no longer be a “controlled company” under the corporate governance rules for New York Stock Exchange-listed companies. As such, we will comply with the corporate governance requirements of the New York Stock Exchange rules subject to the applicable phase-in periods. See “Risk Factors”.

CORPORATE INFORMATION

Our principal executive office is located at 5475 S. Decatur Blvd., Ste #100, Las Vegas, NV 89118, and our telephone number is (702) 722-6700. Our website address is www.playags.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on our website or any such information in making your decision whether to purchase shares of our common stock.

The Offering

Shares of common stock offered for resale by the selling stockholder in this offering	5,500,000 shares (or 6,325,000 shares if the underwriters exercise in full their option to purchase additional shares as described below)

Shares to be outstanding upon completion of this offering	35,262,456

Option to purchase additional shares	The selling stockholder has granted the underwriters an option to purchase up to 825,000 additional shares. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement. See “Underwriting (Conflict of Interest)”.

Voting rights	Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Dividend policy	We do not currently intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to fund future growth.

Use of Proceeds	All of the shares of common stock being offered hereby are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of common stock pursuant to this prospectus supplement.

Listing	Our common is listed on the New York Stock Exchange under the symbol “AGS.”

Risk Factors	You should read the section titled “Risk Factors” beginning on page S-22 of, and the other information included in, this prospectus supplement, as well as the other risk factors incorporated by reference in this prospectus supplement, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our common stock.

Conflicts of Interest	Apollo Global Securities, LLC, an underwriter of this offering, is an affiliate of Apollo, our controlling stockholder. Since Apollo will receive more than 5% of the net proceeds of this offering, a “conflict of interest” is deemed to exist under Rule 5121(f)(5)(B) of the Financial Industry Regulation Authority. Accordingly, this Offering will be made in compliance with the application provisions of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with the “conflict of interest” with respect to Apollo Global Securities, LLC, as Apollo Global Securities, LLC is not one of the members primarily responsible for managing the offering. Apollo Global Securities, LLC will not make sales to discretionary accounts with the prior written consent of the account holder. See “Underwriting (Conflicts of Interest)”.

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL AND OTHER DATA

The following tables present our summary consolidated financial and other data as of and for the periods indicated.

The summary consolidated statements of operations data for the fiscal years ended December 31, 2015, 2016 and 2017, and the summary consolidated balance sheet data as of December 31, 2016 and 2017 are derived from our annual consolidated financial statements incorporated by reference in this prospectus supplement. The data for the six months ended June 30, 2017 and 2018 and the balance sheet for June 30, 2018 has been derived from unaudited financial statements also incorporated by reference herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The summary consolidated statements of operations data for the twelve months ended June 30, 2018 have been derived by deducting the unaudited consolidated statement of operations data for the six months ended June 30, 2017 from the audited statement of operations data for the year ended December 31, 2017, and then adding thereto the unaudited consolidated statement of operations data for the six months ended June 30, 2018. Our historical results are not necessarily indicative of the results that should be expected in any future period.

The summary historical financial data presented below does not purport to project our financial position or results of operations for any future date or period and should be read together with more detailed information and financial statements and related notes thereto included or incorporated by reference in this prospectus supplement.

(in thousands)	Year Ended December 31,			Six Months Ended June 30,		Twelve Months Ended June 30, 2018
	2015	2016	2017	2017	2018
Consolidated Statement of Operations Data:
Revenues
EGM gaming operations	$113,496	$144,510	$158,335	$76,820	$95,192	$176,707
EGM equipment sales	6,121	11,897	41,596	15,596	35,385	61,385

EGM revenues(1)	119,617	156,407	199,931	92,416	130,577	238,092

Table products revenues	1,672	2,674	4,065	1,343	3,462	6,184
Interactive revenues	2,003	7,725	7,959	4,095	3,639	7,503

Total revenues	123,292	166,806	211,955	97,854	137,678	251,779

Operating expenses
Cost of gaming operations(2)	23,291	26,736	31,742	14,450	18,568	35,860
Cost of equipment sales(2)	1,548	6,237	19,847	7,996	16,810	28,661
Selling, general and administrative	40,088	46,108	44,015	20,626	32,127	55,516
Research and development	14,376	21,346	25,715	11,445	15,480	29,750
Write downs and other charges	11,766	3,262	4,485	2,165	2,615	4,935
Depreciation and amortization	61,662	80,181	71,649	36,667	38,816	73,798

Total operating expenses	152,731	183,870	197,453	93,349	124,416	228,520

(Loss) income from operations	(29,439)	(17,064)	14,502	4,505	13,262	23,259

Other expense (income)
Interest expense	41,642	59,963	55,511	29,714	19,297	45,094
Interest income	(82)	(57)	(108)	(55)	(73)	(126)
Loss on extinguishment and modification of debt	—	—	9,032	8,129	4,608	5,511
Other expense (income)	3,635	7,404	(2,938)	(4,338)	9,687	11,087

Loss before income taxes	(74,634)	(84,374)	(46,995)	(28,945)	(20,257)	(38,307)
Income tax benefit (expense)	36,089	3,000	1,889	(3,551)	5,409	10,849

Net loss	(38,545)	(81,374)	(45,106)	($32,496)	($14,848)	($27,458)
Foreign currency translation adjustment	(2,099)	(2,735)	743	1,205	54	(408)

Total comprehensive loss	$(40,644)	$(84,109)	$(44,363)	$(31,291)	$(14,794)	$(27,866)

Basic and diluted loss per common share(3):
Basic	$(1.92)	$(3.51)	$(1.94)	$(1.40)	$(0.44)	$(0.97)
Diluted	$(1.92)	$(3.51)	$(1.94)	$(1.40)	$(0.44)	$(0.97)
Weighted average common shares outstanding:
Basic	20,079	23,208	23,208	23,208	33,494	28,308
Diluted	20,079	23,208	23,208	23,208	33,494	28,308

(1)

Total EGM revenues include the results from Cadillac Jack since the acquisition on May 29, 2015. If the revenue from the Company and Cadillac Jack were combined for all periods presented, the combined EGM revenues of the Company and Cadillac Jack would have been $152,950 for the year ended December 31, 2015.

(2)	Exclusive of depreciation and amortization.

(in thousands, except for percentages and operational and other data)	Year Ended December 31,			Six Months Ended June 30,		Twelve Months Ended June 30, 2018
	2015	2016	2017	2017	2018
Consolidated Balance Sheet Data (end of period):
Total assets	$711,147	$634,092	$697,242	$632,966	$702,591	$702,591
Total liabilities	610,610	617,664	725,177	647,829	563,563	563,563
Total stockholders’ equity/(deficit)	100,537	16,428	(27,935)	(14,863)	139,028	139,028
Net Debt(1)	$526,513	$554,386	$648,726	$575,359	$483,738	$483,738

Other Financial Data:(2)
EGM adjusted EBITDA	$66,267	$91,729	$107,785	$51,696	$71,171	$127,260
Interactive adjusted EBITDA	(2,518)	(4,727)	(416)	(214)	(346)	(548)
Table products adjusted EBITDA	(1,402)	(1,663)	(528)	(490)	256	218

Total adjusted EBITDA(3)	$62,347	$85,339	$106,841	$50,992	$71,081	$126,931
EGM adjusted EBITDA margin %(4)	55%	59%	54%	56%	55%	53%
Table products adjusted EBITDA margin %(4)(5)	n/m	n/m	n/m	n/m	n/m	n/m
Interactive adjusted EBITDA %(4)(5)	n/m	n/m	n/m	n/m	n/m	n/m
Total adjusted EBITDA margin %(6)	51%	51%	50%	53%	50%	50%
Operational and Other Data:
EGM segment
Domestic installed base units	13,139	13,953	16,078	14,246	16,647	16,647
International installed base units	6,112	6,898	7,727	7,233	7,876	7,876

Total installed base units	19,251	20,851	23,805	21,479	24,523	24,523
Domestic revenue per day	$24.33	$24.74	$25.77	$25.87	$27.26	$26.49
International revenue per day	9.83	9.23	8.31	8.40	8.54	8.38

Total revenue per day	$20.93	$19.78	$19.88	$19.96	$21.36	$20.60
EGM units sold	203	465	2,565	1,027	1,896	3,434
Average sales price	$16,498	$14,897	$16,329	$15,776	$18,300	$17,582

Table products segment
Table products installed base, end of period	815	1,500	2,400	1,754	2,737	2,737
Average monthly lease price	$171	$194	$167	$122	$216	$208

Interactive segment
Average MAU(7)	158,376	209,840	192,835	188,236	201,596	199,515
Average DAU(8)	29,768	41,478	37,542	37,863	38,658	37,940
ARPDAU(9)	$0.35	$0.48	$0.57	$0.57	$0.51	$0.54

(1)	Net debt is the sum of the principal amount of debt less cash and cash equivalents.
(2)

For more detail regarding adjusted EBITDA and each of our segments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Operating Results” included in our

2017 Annual Report and Note 15 to our audited financial statements incorporated by reference herein and Note 14 to our unaudited financial statements incorporated by reference herein.
(3)

Total adjusted EBITDA is a non-GAAP measure and is subject to the limitations described above in the section “Use of Non-GAAP Financial Information.” The following table presents a reconciliation of net loss to total adjusted EBITDA (which is consistent with or derived from reconciliations of adjusted EBITDA of each of our segments as set forth in Note 15 to our audited financial statements incorporated by reference herein and Note 14 to our unaudited financial statements incorporated by reference herein).

	Year ended December 31,			Six months ended June 30,		Twelve months ended June 30, 2018
	2015	2016	2017	2017	2018
Net loss	$(38,545)	$(81,374)	$(45,106)	$(32,496)	$(14,848)	$(27,458)
Income tax expense (benefit)	(36,089)	(3,000)	(1,889)	3,551	(5,409)	(10,849)
Depreciation and amortization	61,662	80,181	71,649	36,667	38,816	73,798
Write downs and other:
Loss on disposal of long lived assets	1,275	978	3,901	2,510	1,020	2,411
Impairment of long lived assets	4,993	5,295	1,214	285	995	1,924
Fair value adjustments to contingent consideration and other items	(2,667)	(3,000)	(630)	(630)	600	600
Acquisition costs	8,165	(11)	—	—	—	—
Other expense (income)	3,635	7,404	(2,938)	(4,338)	9,687	11,087
Interest income	(82)	(57)	(108)	(55)	(73)	(126)
Interest expense	41,642	59,963	55,511	29,714	19,297	45,094
Loss on extinguishment and modification of debt(a)	—	—	9,032	8,129	4,608	5,511
Other adjustments(b)	1,286	1,809	2,890	1,593	1,325	2,622
Other non-cash charges(c)	2,171	8,860	7,794	3,912	3,190	7,072
New jurisdictions and regulatory licensing costs(d)	256	1,315	2,062	737	—	1,325
Legal & litigation expenses including settlement payments(e)	1,916	1,565	523	585	834	772
Acquisitions & integration related costs including restructuring & severance(f)	7,818	5,411	2,936	828	2,410	4,518
Non-cash stock compensation(g)	4,911	—	—	—	8,629	8,629

Total adjusted EBITDA	$62,347	$85,339	$106,841	$50,992	$71,081	$126,930

(a)

Relates primarily to the refinancing of our long-term debt, as described in Note 6 to our unaudited financial statements incorporated by reference herein. Approximately $3.3 million of deferred loan costs and discounts related to our old senior secured credit facilities were written off as a portion of the loss on extinguishment and modification of debt and $5.7 million in debt issuance costs related to the first lien credit facilities were expensed for the year ended December 31, 2017. Approximately $3.0 million of deferred loan costs and discounts related to our senior secured PIK notes were written off as a portion of the loss on extinguishment and modification of debt and $1.6 million in debt issuance costs, primarily related to the repricing of our first lien credit facilities, were expensed for the six months ended June 30, 2018.

(b)	Relates primarily to professional fees incurred for projects, corporate and public filing compliance, contract cancellation fees and other transaction costs deemed to be non-operating in nature.

(c)	Relates primarily to:
(i)

non-cash charges and losses on the disposition of assets (primarily composed of the net book value of EGMs sold into secondary markets which were previously leased to customers and sold at substantially lower average selling prices) and additional non-cash inventory obsolescence charges of $0.2 million for the year ended December 31, 2015, $2.5 million for the year ended December 31, 2016, $1.2 million for the year ended December 31, 2017, $0.7 million for the six months ended June 30, 2017, $0.0 for the six months ended June 30, 2018 and $0.5 million for the twelve months ended June 30, 2018;

(ii)

non-cash charge on capitalized installation and delivery (primarily composed of the costs to acquire contracts that are expensed over the estimated life of each contract) of $1.4 million for the year ended December 31, 2015, $1.7 million for the year ended December 31, 2016, $1.9 million for the year ended December 31, 2017, $0.9 million for the six months ended June 30, 2017, $1.0 million for the six months ended June 30, 2018 and $2.0 million for the twelve months ended June 30, 2018; and

(iii)

non-cash item related to the accretion of contract rights under development agreements and placement fees of $0.5 million for the year ended December 31, 2015, $4.7 million for the year ended December 31, 2016, $4.7 million for the year ended December 31, 2017, $2.3 million for the six months ended June 30, 2017, $2.2 million for the six months ended June 30, 2018 and $4.6 million for the twelve months ended June 30, 2018.

(d)	Relates primarily to one-time non-operating costs incurred to obtain new licenses and develop products for new jurisdictions.
(e)

Legal and litigation related costs consist of payments to law firms and settlements for matters that are outside the normal course of business. These costs related to litigation and other matters that were not significant individually.

(f)

Acquisitions & integration related costs primarily relate to costs incurred after the purchase of businesses, such as the acquisitions of Cadillac Jack and AGSi, to integrate operations. Restructuring and severance costs primarily relate to costs incurred through the restructuring of our former operations in Toronto, Canada and other employee severance costs recognized in the periods presented.

(g)

Non-cash expense related to the value of stock options held by employees of Cadillac Jack. The stock options entitled the holder to purchase shares of Amaya Inc., the former global parent of Cadillac Jack, based on the holder’s continued employment at Cadillac Jack through the vesting date, which was November 29, 2015 as well as the value of stock options and restricted stock awards granted to our employees.

(4)	Adjusted EBITDA margin % is equal to (a) adjusted EBITDA for each segment divided by (b) revenues for such segment.
(5)	n/m = not meaningful.
(6)	Total adjusted EBITDA margin % is equal to (a) total adjusted EBITDA divided by (b) total revenues.
(7)	MAU = Monthly Active Users and is a count of unique visitors to our sites during a month.
(8)	DAU = Daily Active Users, a count of unique visitors to our sites during a day.
(9)	ARPDAU = Average daily revenue per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the discussion of risks under the heading “Item 1A. Risk Factors” in the 2017 Annual Report and the other documents that are incorporated by reference in this prospectus supplement. Please see the section of this prospectus supplement entitled “Incorporation of Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to this Offering

Our stock price may fluctuate significantly.

The market price of our common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our common stock, you could lose a substantial part or all of your investment in our common stock. The following factors could affect our stock price:

•	our operating and financial performance;

•	quarterly variations in the rate of growth (if any) of our financial indicators, such as net income per share, net income and revenues;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by our competitors;

•	changes in operating performance and the stock market valuations of other companies;

•	announcements related to litigation;

•	our failure to meet revenue or earnings estimates made by research analysts or other investors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

•	speculation in the press or investment community;

•	sales of our common stock by us or our stockholders, or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	general market conditions;

•	domestic and international economic, legal and regulatory factors unrelated to our performance; and

•	the realization of any risks described under this “Risk Factors” section, or other risks that may materialize in the future.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, financial condition and results of operations.

We are an “emerging growth company,” and are able take advantage of reduced disclosure requirements applicable to “emerging growth companies,” which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies.” These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering, and (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will continue to incur significant costs and devote substantial management time as a result of operating as a public company, particularly after we are no longer an “emerging growth company.”

As a public company, we will continue to incur significant legal, accounting and other expenses. For example, we will be required to comply with certain requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the Securities and Exchange Commission, and the New York Stock Exchange, our stock exchange, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will continue to result in increased legal and financial compliance costs and will continue to make some activities more time consuming and costly. In addition, we expect that our management and other personnel will continue to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, we expect to continue incurring significant expenses and devote substantial management effort toward ensuring compliance with the requirements of the Sarbanes-Oxley Act. In that regard, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We are effectively controlled by Apollo, and Apollo’s interests may conflict with our interests and the interests of other stockholders.

As of August 1, 2018, VoteCo, an entity owned and controlled by individuals affiliated with Apollo, beneficially owns 51.9% of our common equity pursuant to an irrevocable proxy, which provides VoteCo with sole voting and sole dispositive power over all shares beneficially owned by the Apollo Group. Following the completion of this offering, the Apollo Group will beneficially own 36.5% of our common equity (or 34.2% if the underwriters exercise their option to purchase additional shares in full). As a result, although the Apollo Group will beneficially own less than 50% of our equity at the completion of this offering, VoteCo and individuals affiliated with Apollo will have effective control and will continue to have significant influence over the outcome of votes on all matters requiring approval by our stockholders, including entering into significant corporate transactions such as mergers, tender offers and the sale of all or substantially all of our assets and issuance of additional debt or equity. The interests of Apollo and its affiliates, including the Apollo Group, could conflict with or differ from our interests or the interests of our other stockholders. For example, the concentration of ownership held by the Apollo Group could delay, defer or prevent a change of control of our company or impede a merger, takeover or other business combination which may otherwise be favorable for us. Additionally, Apollo and its affiliates are in the business of making investments in companies and may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly with us. Apollo and its affiliates may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as the Apollo Group continues to directly or indirectly own a significant amount of our equity, even if such amount is less than 50%, Apollo and its affiliates will continue to be able to substantially influence or effectively control our ability to enter into corporate transactions.

Although we will not be a “controlled company” within the meaning of the New York Stock Exchange rules upon the completion of this offering, during a one-year transition period, we may continue to rely on exemptions from certain corporate governance requirements.

The Apollo Group currently controls a majority of the voting power of our outstanding voting stock, and as a result we are a controlled company within the meaning of the New York Stock Exchange corporate governance standards. Following this offering, the Apollo Group will no longer control more than 50% of our voting common shares and, consequently, we will no longer be a “controlled company.” As a result, we will be subject to additional corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

The New York Stock Exchange rules provide for phase-in periods for these requirements (including that each such committee consist of a majority of independent directors within 90 days of the consummation of this offering), but we must be fully compliant with the requirements within one year of the date on which we cease to be a “controlled company.” Currently, we do not have a majority of independent directors on our Board of Directors and only one of the three members of our nominating and governance committee and our compensation committee are independent. During this transition period, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the New York Stock Exchange corporate governance requirements and the ability of our independent directors to influence our business policies and affairs may be reduced. In addition, we may not be able to attract and retain the number of independent directors needed to comply with New York Stock Exchange rules during the transition period

Our amended and restated articles of incorporation contain a provision renouncing our interest and expectancy in certain corporate opportunities.

Under our amended and restated articles of incorporation, neither Apollo, its portfolio companies, funds or other affiliates, nor any of their officers, directors, agents, stockholders, members or partners have any duty to refrain from engaging, directly or indirectly, in the same business activities, similar business activities or lines of business in which we operate. In addition, our amended and restated articles of incorporation provide that, to the fullest extent permitted by law, we waive and must indemnify any officer or director of ours who is also an officer, director, employee, managing director or other affiliate of Apollo against any claim that any such individual is liable to us or our stockholders for breach of any fiduciary duty solely by reason of the fact that such individual directs a corporate opportunity to Apollo instead of us, or does not communicate information regarding a corporate opportunity to us that the officer, director, employee, managing director or other affiliate has directed to Apollo. For instance, a director of our company who also serves as a director, officer or employee of Apollo or any of its portfolio companies, funds or other affiliates may pursue certain acquisitions or other opportunities that may be complementary to our business and, as a result, such acquisition or other opportunities may not be available to us. These potential conflicts of interest could have a material adverse effect on our business, financial condition, results of operations or prospects if attractive corporate opportunities are allocated by Apollo to itself or its portfolio companies, funds or other affiliates instead of to us. The terms of our amended and restated articles of incorporation are more fully described in “Description of Capital Stock.”

Our amended and restated articles of incorporation provide that the Eighth Judicial District Court of Clark County, Nevada is the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated articles of incorporation provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law the Eighth Judicial District Court of Clark County, Nevada is the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim: (a) brought in our name or right or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) arising or asserting a claim arising pursuant to any provision of the Nevada Revised Statutes (the “NRS”) Chapters 78 or 92A or any provision of our amended and restated articles of incorporation or our amended and restated bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or our amended and restated bylaws; or (e) asserting a claim governed by the internal affairs doctrine. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated articles of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Our organizational documents may impede or discourage a takeover, which could deprive our investors of the opportunity to receive a premium for their shares.

Provisions of our amended and restated articles of incorporation, our amended and restated bylaws and our Stockholders Agreement may make it more difficult for, or prevent a third party from, acquiring control of us without the approval of our board of directors. These provisions include:

•	having a classified board of directors;

•	prohibiting cumulative voting in the election of directors;

•

empowering only the board to fill any vacancy on our board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise, and requiring that, until the first time the Apollo Group ceases to beneficially own at least 5% of our common stock, any vacancy resulting from the death, removal or resignation of a director nominated by Holdings pursuant to the Stockholders Agreement be filled by a nominee of Holdings;

•	authorizing “blank check” preferred stock, the terms and issuance of which can be determined by our board of directors without any need for action by stockholders;

•

authorizing stockholders to act by written consent or to call special meetings only until the first time the Apollo Group ceases to beneficially own at least 50% of the voting power of our outstanding stock;

•

requiring the approval of Holdings to approve certain business combinations and certain other significant matters until the first time the Apollo Group ceases to beneficially own at least 33 1/3% of our common stock; and

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

An issuance of shares of preferred stock could delay or prevent a change in control of us. Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of our preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by the stockholders, even where stockholders are offered a premium for their shares.

Our Stockholders Agreement also requires the approval of Holdings for certain important matters, including mergers and acquisitions, issuances of equity and the incurrence of debt, until the first time Apollo Group ceases to beneficially own at least 33 1/3% of our common stock. In addition, until the first time the Apollo Group ceases to beneficially own at least 50% of our common stock, the Apollo Group controls all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and certain corporate transactions. Together, these articles of incorporation, bylaws, and contractual provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by the Apollo Group and Holdings’ rights to nominate a specified number of directors in certain circumstances, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of us, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our obligations.

We are a holding company that does not conduct any business operations of our own. As a result, we are largely dependent upon cash dividends and distributions and other transfers from our subsidiaries to meet our obligations. The agreements governing the indebtedness of our subsidiaries, and limitations on payment of dividends and distributions under applicable law, impose restrictions on our subsidiaries’ ability to pay dividends or other distributions to us. The deterioration of the earnings from, or other available assets of, our subsidiaries for any reason could also limit or impair their ability to pay dividends or other distributions to us.

You may be diluted by the future issuance of additional common stock or convertible securities in connection with our incentive plans, acquisitions or otherwise, which could adversely affect our stock price.

As of August 1, 2018, we had 414,737,544 shares of common stock authorized but unissued. Our amended and restated articles of incorporation authorize us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 1,613,126 shares for issuance upon exercise of outstanding stock options and restricted shares and 1,607,389 for issuances under our new equity incentive plan. Any common stock that we issue, including under our new equity incentive plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase common stock in this offering.

From time to time in the future, we may also issue additional shares of our common stock or securities convertible into common stock pursuant to a variety of transactions, including acquisitions. Our issuance of additional shares of our common stock or securities convertible into our common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock.

Future sales of our common stock in the public market, or the perception in the public market that such sales may occur, could reduce our stock price.

As of August 1, 2018, we had 35,262,456 outstanding shares of common stock. The number of outstanding shares of common stock includes 18,533,076 shares controlled by Apollo and 170,712 shares controlled by members of management, that are “restricted securities,” as defined under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and eligible for sale in the public market subject to the requirements of Rule 144. In connection with a recent public offering of our common shares, we, each of our officers and directors, Apollo and substantially all of our existing stockholders agreed that (subject to certain exceptions), until August 12, 2018, we and they will not, without the prior written consent of certain of the underwriters of our initial public offering, dispose of any shares or any securities convertible into or exchangeable for our common stock. The relevant underwriters have consented to this offering by the selling stockholder. Following the expiration of the applicable lock-up period, all of the issued and outstanding shares of our common stock will be eligible for future sale, subject to the applicable volume, manner of sale, holding periods and other limitations of Rule 144. Sales of significant amounts of stock in the public market could adversely affect prevailing market prices of our common stock.

We do not anticipate paying dividends on our common stock in the foreseeable future.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our senior secured credit facilities contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, our stock price could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our common stock or if our operating results do not meet their expectations, our stock price could decline.

We may issue preferred stock, the terms of which could adversely affect the voting power or value of our common stock.

Our amended and restated articles of incorporation authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock. No shares of preferred stock have been issued to date.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. The selling stockholder will receive all of the net proceeds from this offering. See “Selling Stockholder.”

SELLING STOCKHOLDER

The following table sets forth information as of August 1, 2018, with respect to the ownership of our shares of common stock by Holdings, the selling stockholder.

All shares of our common stock beneficially owned by Holdings are subject to an irrevocable proxy that gives VoteCo sole voting and sole dispositive power with respect to such shares.

The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 35,738,074 shares of our common stock outstanding as of August 1, including stock options and restricted shares that will vest within 60 days of this offering.

The following table also provides the maximum number of shares of our common stock that may be offered by the selling stockholder pursuant to this prospectus supplement and the number of shares of our common stock that will be beneficially owned by the selling stockholder after such an offering, assuming the sale of all of the offered shares. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus supplement will or will not be offered for sale. Information about the selling stockholder may change over time. The address for the beneficial owner is set forth in the footnotes to the table.

	Shares Beneficially Owned Before the Offering		Total Common Shares Offered Hereby Assuming Underwriters’ Option Is Not Exercised	Shares Beneficially Owned After the Offering Assuming Underwriters’ Option Is Not Exercised		Total Common Shares Offered Hereby Assuming Underwriters’ Option Is Exercised	Shares Beneficially Owned After the Offering Assuming Underwriters’ Option Is Exercised
	Number	Percent	Number	Number	Percent	Number	Number	Percent
Apollo Gaming Holdings, L.P.(1)	18,533,076	51.9%	5,500,000	13,033,076	36.5%	6,325,000	12,208,076	34.2%

(1)

Represents shares of our common stock held of record by Holdings. All of the shares held by Holdings are subject to the irrevocable proxy granted by Holdings to VoteCo pursuant to the Irrevocable Proxy and Power of Attorney, dated as of January 29, 2018, irrevocably constituting and appointing VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to: (i) vote all of the shares of our common stock held by Holdings at any meeting (and any adjournment or postponement thereof) of our stockholders, and in connection with any written consent of our stockholders, and (ii) direct and effect the sale, transfer or other disposition of all or any part of the shares of our common stock held by Holdings, if, as and when so determined in the sole discretion of VoteCo. The irrevocable proxy terminates with respect to any shares of our common stock that are sold, transferred or otherwise disposed of by VoteCo upon such sale, transfer or other disposition. VoteCo is member-managed by its two members, Marc Rowan and David Sambur. Mr. Rowan holds a majority of the membership interest of VoteCo and as such may be deemed to share voting and dispositive control, and beneficial ownership, with VoteCo with respect to the shares of our common stock subject to the irrevocable proxy granted to VoteCo. Apollo Gaming Holdings GP, LLC

(“Holdings GP”) is the general partner of Holdings. Apollo Management VIII, L.P. (“Management VIII”) is the manager of Holdings GP and of Apollo Investment Fund VIII, L.P. (“AIF VIII”). AIF VIII is a member of Holdings GP, and as such has the right to direct Management VIII in its management of Holdings GP, and is also a limited partner of Holdings. AIF VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VIII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Mr. Rowan are the managers, as well as executive officers, of Management Holdings GP. Due to the irrevocable proxy granted to VoteCo, none of Holdings, Holdings GP, Management VIII, AFI VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings or Management Holdings GP are deemed to beneficially own the shares of our common stock held by Holdings. Messrs. Black, Harris, Rowan and Sambur each disclaim beneficial ownership of the shares of our common stock that are beneficially owned by VoteCo, or directly held of record by Holdings. The address of VoteCo is 5475 S. Decatur Blvd., Las Vegas, Nevada 89118. The address of each of Holdings, Holdings GP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris, Rowan and Sambur, is 9 West 57th Street, 43rd Floor, New York, New York 10019.

Material Relationships with Selling Stockholder

The selling stockholder is an affiliate of our Sponsor. Additionally, the selling stockholder is a party to the Securityholders Agreement and the Stockholders Agreement, each of which provides our Sponsor with certain governance and investment rights in the Company. For more information on each of these agreements, please refer to the description of these agreements found in the 2017 Annual Report, which is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of our common stock. The following discussion is based upon current provisions of the Code, U.S. judicial decisions, administrative pronouncements and existing and proposed Treasury regulations, all as in effect as of the date hereof. All of the preceding authorities are subject to change at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein.

This discussion only addresses beneficial owners of our common stock that hold such common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment that are Non-U.S. Holders (as defined below)). This discussion does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of such Non-U.S. Holder’s particular circumstances or that may be applicable to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, regulated investment companies, real estate investment trusts, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, Non-U.S. Holders who acquire our common stock pursuant to the exercise of employee stock options or otherwise as compensation for their services, Non-U.S. Holders liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, former citizens or former long-term residents of the United States, and Non-U.S. Holders that hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to U.S. federal income tax (such as U.S. federal estate or gift tax or the Medicare contribution tax on certain net investment income), nor does it address any aspects of U.S. state, local or non-U.S. taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the possible application of these taxes.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is an individual, corporation, estate or trust, other than:

•	an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner of such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that, for U.S. federal income tax purposes, are treated as partners in a partnership holding shares of our common stock are urged to consult their own tax advisors.

Prospective purchasers are urged to consult their tax advisors as to the particular consequences to them under U.S. federal, state and local, and applicable foreign tax laws of the acquisition, ownership and disposition of our common stock.

Distributions

Although we do not anticipate that we will make any distributions on our common stock in the foreseeable future, distributions of cash or property that we pay in respect of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of the distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a return of capital to the extent of your tax basis in our common stock, and thereafter will be treated as capital gain. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your common stock elects) otherwise, we (or the intermediary) must generally withhold on the entire distribution, in which case you would be entitled to a refund from the IRS for the withholding tax on the portion of the distribution that exceeded our current and accumulated earnings and profits.

In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, you will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) certifying your entitlement to benefits under the treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. You are urged to consult your own tax advisor regarding your possible entitlement to benefits under an applicable income tax treaty.

Sale, Exchange or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—U.S. Trade or Business Income,” “—Information Reporting and Backup Withholding” and “—FATCA,” you generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of our common stock unless:

•	the gain is U.S. trade or business income, in which case, such gain will be taxed as described in “—U.S. Trade or Business Income” below;

•

you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, in which case you will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which certain capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”) under Section 897 of the Code at any time during the shorter of the five-year period ending on the date of the disposition and your holding period for the common stock, in which case, subject to the exception set forth in the second sentence of the next paragraph, such gain will be subject to U.S. federal income tax in the same manner as U.S. trade or business income discussed below.

In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. In the event that we are determined to be a USRPHC, gain will not be subject to tax as U.S. trade or business income if your holdings (direct and indirect) at all times during the applicable period described in the third bullet point above constituted 5% or less of our common stock, provided that our common stock was regularly traded on an established securities market during such period. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if (A)(i) such income or gain is effectively connected with your conduct of a trade or business within the United States and (ii) if you are eligible for the benefits of an income tax treaty with the United States and such treaty requires, such gain is attributable to a permanent establishment (or, if you are an individual, a fixed base) that you maintain in the United States or (B) with respect to gain, we are or have been a USRPHC at any time during the shorter of the five-year period ending on the date of the disposition of our common stock and your holding period for our common stock (subject to the 5% ownership exception set forth above in the second paragraph of “—Sale, Exchange or Other Taxable Disposition of Common Stock”). Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided that you comply with applicable certification and disclosure requirements, including providing a properly executed IRS Form W-8ECI (or successor form)); instead, you are subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates (generally in the same manner as a U.S. person) on your U.S. trade or business income. If you are a corporation, any U.S. trade or business income that you receive may also be subject to a “branch profits tax” at a 30% rate, or at a lower rate prescribed by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax or that is exempt from such withholding pursuant to an income tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation on certain reportable payments. Dividends paid to you will generally be exempt from backup withholding if you provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or, in each case, a successor form) or otherwise establish an exemption and we do not have actual knowledge or reason to know that you are a U.S. person or that the conditions of such other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker (U.S. or non-U.S.) will be subject to information reporting and possible backup withholding unless you certify as to your non-U.S. status under penalties of perjury or otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related financial intermediary”). In the case of the payment of proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related financial intermediary, the Treasury regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is not a U.S. person and the broker has no knowledge to the contrary. You are urged to consult your tax advisor on the application of information reporting and backup withholding in light of your particular circumstances.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Section 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities that do not otherwise qualify for an exemption must comply with information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party).

More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale of any equity instruments of U.S. issuers (such as our common stock). The FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA currently applies to dividends made in respect of our common stock. Final Treasury regulations defer this withholding obligation for gross proceeds from dispositions of U.S. common stock until January 1, 2019. To avoid withholding on dividends and gross proceeds, as applicable, Non-U.S. Holders may be required to provide the Company (or its withholding agents) with applicable tax forms or other information. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and the selling stockholder has agreed to sell to them the number of shares indicated below:

Name	Number of Shares
Credit Suisse Securities (USA) LLC	1,155,000
Deutsche Bank Securities Inc.	1,155,000
Jefferies LLC	660,000
Macquarie Capital (USA) Inc.	660,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	385,000
Citigroup Global Markets Inc.	275,000
Stifel, Nicolaus & Company, Incorporated	275,000
Suntrust Robinson Humphrey, Inc.	275,000
Nomura Securities International, Inc.	110,000
Roth Capital Partners, LLC	110,000
Union Gaming Securities LLC	110,000
The Williams Capital Group, L.P.	55,000
Apollo Global Securities, LLC	275,000

Total	5,500,000

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the shares of common stock subject to their acceptance of the shares from the selling stockholder and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares, as described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Certain of the underwriters may sell shares to the public through one or more of the affiliates including as selling agents.

The selling stockholder has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 825,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions and the per share amount, if any, of dividends declared by us and payable on the shares purchased by them from us other than by exercise of their option to purchase additional shares but not payable on the shares that are subject to that option.

To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 825,000 shares of common stock.

	Total
	Per Share	No Exercise	Full Exercise
Public offering price	$29.250000	$160,875,000.00	$185,006,250.00
Underwriting discounts and commissions	$1.243125	$6,837,187.50	$7,862,765.63
Proceeds, before expenses, to the selling stockholder	$28.006875	$154,037,812.50	$177,143,484.38

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $360,000.

We have engaged Solebury Capital LLC, or “Solebury,” an independent financial adviser and a member of FINRA, to provide certain financial consulting services in connection with the offering, including advice with respect to selection of underwriters for this offering, deal structuring, fee and economics recommendations, distribution strategy recommendations and preparation of presentation materials.

Our common stock is listed on the New York Stock Exchange under the trading symbol “AGS.”

We, all of our directors and officers, and certain of our existing stockholders have agreed that, without the prior written consent of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., we and they will not, during the period ending 45 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

•

file or confidentially submit any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; provided that confidential submissions with the SEC are permitted so long as (i) no public announcement of such submission is made, (ii) if any demand was made for, or any right exercised with respect to, such registration, no public announcement of such demand or exercise is made, (iii) we provide each of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. with written notice at least two business days prior to such confidential submission, and (iv) no such submission becomes a publicly available registration statement during such 45 day period; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock,

•

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., it will not, during the period ending 45 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The lock-up restrictions described in the immediately preceding paragraph do not apply to:

•	the sale of shares of common stock pursuant to the underwriting agreement;

•

transactions entered into with the prior written consent of each of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.; provided that in connection with any such transaction, the transferee shall be bound by the restrictions described herein;

•

issuances of shares of common stock pursuant to conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding as of the date of the underwriting agreement;

•	grants of employee stock options pursuant to the terms of a plan in effect on the date of the underwriting agreement;

•	issuances of shares of common stock pursuant to exercise of the options referred to above;

•

the entry into an agreement providing for the issuance of shares of common stock or any securities convertible into or exercisable for shares of common stock, and the issuance of any such securities pursuant to such an agreement, in connection with (1) the acquisition by the us or any of our subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employment benefit assumed by us in connection with such acquisition or (2) joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of such shares shall not exceed 5% of the total number of shares of common stock issued and outstanding immediately following this offering and provided further that such recipient shall be bound by the same restrictions described herein;

•

transfers by a holder any shares of common stock or any security convertible into shares of common stock pursuant to a will, other testamentary document or applicable laws of descent, a qualified domestic order or in connection with a divorce settlement; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 45 day period;

•

transfers by a holder of shares of common stock or any security convertible into shares of common stock as a bona fide gift; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 45 day period;

•

distributions by a holder of any shares of common stock or any security convertible into shares of common stock to limited partners, general partners, members or stockholders of the undersigned or to any investment holding entity controlled by or managed by such holder; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 45 day period;

•

distributions by a holder of any shares of common stock or any security convertible into shares of common stock to a partnership, limited liability company or other entity of which such holder and the immediate family of such holder are the legal and beneficial owner of all of the outstanding equity securities or similar interests; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 45 day period;

•

the exercise by a holder of stock options solely with cash granted pursuant to equity incentive plans of us and our subsidiaries described in this prospectus supplement, and the receipt by such from us of shares of common stock upon such exercise and (ii) the exercise of restricted stock units granted pursuant to employment arrangements with us described in this prospectus supplement, and the receipt by such holder from us of shares of common stock upon such exercise; provided that (x) in connection with any such transaction, the transferee shall be bound by the restrictions described herein and (y) any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances;

•

transfers of shares of common stock by a holder to us for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to our equity incentive plans; provided that any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances;

•

forfeitures of shares of common stock by a holder to us to satisfy tax withholding requirements of such holder or us upon the vesting, during such 45 day period, of equity based awards granted under an equity incentive plan or pursuant to other stock purchase arrangements, in each case described in this prospectus supplement; provided that any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances;

•

in response to a bona fide third party take-over bid made to all holders of shares of common stock or any other acquisition transaction whereby all or substantially all of the shares of common stock are acquired by a bona fide third party, provided (x) that if such take-over bid or other acquisition transaction is unsuccessful, such shares of common stock may not be transferred until after the expiration of such 45 day period and (y) any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that such transfer is being made pursuant to such circumstances; or

•

transfers by a holder to us of shares of common stock or any security convertible, exchangeable or exercisable into shares of common stock in connection with the repurchase by us from such holder of shares of common stock or any security convertible, exchangeable or exercisable into shares of common stock pursuant to a repurchase right arising upon the termination of such holder’s employment with us; provided that (x) such repurchase right is pursuant to contractual agreements with us and (y) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock or such other securities is required or voluntarily made during such 45 day period.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under their option to purchase additional shares. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under their option to purchase additional shares. The underwriters may also sell shares in excess of their option, to purchase additional shares creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions. We have agreed to indemnify the several underwriters, including their controlling persons, against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

European Economic Area

The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

(a)

It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)

It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations (“CO”) and the shares will not be listed on the SIX Swiss Exchange. Therefore, the prospectus supplement may not comply with the disclosure standards of the CO and/or the listing rules (including any prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors, which do not subscribe to the shares with a view to distribution.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Conflicts of Interest

In addition, Apollo Global Securities, LLC, an underwriter of this offering, is an affiliate of Apollo, our controlling stockholder. Since Apollo will receive more than 5% of the net proceeds of this offering, a “conflict of interest” is deemed to exist under Rule 5121(f)(5)(B) of the Financial Industry Regulation Authority. Accordingly, this Offering will be made in compliance with the application provisions of Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with the “conflict of interest” with respect to Apollo Global Securities, LLC, as Apollo Global Securities, LLC is not one of the members primarily responsible for managing the offering. Apollo Global Securities, LLC will not make sales to discretionary accounts with the prior written consent of the account holder.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or may receive customary fees and expenses. Certain of the underwriters or their affiliates may have an indirect ownership interest in us through various private equity funds, including the Apollo Group.

In the ordinary course of business, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or for the accounts of their customers, and such investment and securities activities may involve or relate to assets, securities or instruments of the issuer (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also make investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such assets, securities and instruments.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated articles of incorporation and amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws and the applicable provisions of Nevada law.

Capital Stock

The outstanding shares of our common stock are currently held by 15 holders. Our amended and restated articles of incorporation provides that our authorized capital stock consist of 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of August 1, 2018, we have 35,262,456 shares of common stock and zero shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the stockholders, and do not have cumulative voting rights with respect to the election of our directors. Accordingly, a holder of more than 50% of the then-outstanding shares of our common stock will be able, if it so chooses, to determine the outcome of any election of our directors regardless of any vote cast in the election by the holders of the remaining shares.

Dividend Rights. All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock. Our senior secured credit facilities and other debt instruments may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights. Upon liquidation or dissolution of our company, whether voluntary or involuntary, all shares of our common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations, including obligations pursuant to the terms of any then-outstanding preferred stock.

Registration Rights. Under the terms of the Securityholders Agreement, we have agreed to register shares of our common stock beneficially owned by affiliates of Apollo, including the Apollo Group, under certain circumstances.

Other Matters. The holders of our common stock have no preemptive or conversion rights, and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock, other than pursuant to the gaming and regulatory matters provisions of our amended and restated articles of incorporation. See “—Certain Redemption Provisions.”

Redemption Rights. Our amended and restated articles of incorporation contain provisions establishing the right to redeem the equity securities of disqualified holders if, among other circumstances, such action is necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. Our amended and restated articles of incorporation also contains provisions defining the redemption price and the rights of a disqualified security holder.

Preferred Stock

Pursuant to our amended and restated articles of incorporation, our board of directors, without stockholder approval, is authorized to issue, from time to time, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions.”

Certain Redemption Provisions

Our amended and restated articles of incorporation contain provisions establishing the right to redeem the equity securities of disqualified holders if, among other circumstances, such action is necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or causes us to have a previously issued license or permit rescinded, suspended, revoked or not renewed, or if our board of directors determines that such holder is likely to (i) preclude or materially delay, impede, impair, threaten or jeopardize any license or franchise, (ii) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which we are party or (iii) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any license or franchise. The amended and restated articles of incorporation also contain provisions defining the redemption price and the rights of a disqualified security holder.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

We are governed by the Nevada Revised Statutes (“NRS”). Our amended and restated articles of incorporation, our amended and restated bylaws and the NRS contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or replace our current management, and may have the effect of delaying, deterring or preventing a change in control of us.

“Blank Check” Preferred Stock. Our amended and restated articles of incorporation authorize “blank check” preferred stock that could be issued by our board of directors to, among other things, increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

Classified Board and Holdings Nomination Rights. Our board of directors is divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which will be one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Under our Stockholders Agreement, so long as the Apollo Group beneficially owns at least 5% of our outstanding common stock, Holdings has the right to nominate a number of directors to our board of directors equal to (a) the total number of our directors multiplied by (b) the percentage of outstanding common stock beneficially owned by the Apollo Group, rounded up to the nearest whole number.

Removal of Directors. Except for any directors elected or otherwise designated pursuant to the terms of any preferred stock, any director or the entire board of directors may be removed at any time, with or without cause, by the affirmative vote of not less than two-thirds of the voting power of our outstanding shares entitled to vote generally in the election of directors.

Vacancies. Vacancies on our board of directors may be filled only by a majority of our board of directors in office, although less than a quorum, or by a sole remaining director. In addition, until the first time the Apollo

Group no longer beneficially owns at least 5% of our outstanding common stock, the vacancy of a director nominated by Holdings pursuant to the Stockholders Agreement must be filled by a director nominated by Holdings.

No Stockholder Action by Written Consent. As long as the Apollo Group continues to beneficially own at least 50% of the voting power of the issued and outstanding shares of our stock, our amended and restated articles of incorporation permit stockholder action by written consent without a meeting. From the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of our issued and outstanding shares of stock, our amended and restated articles of incorporation do not permit stockholder action by written consent without a meeting, except as otherwise provided with respect to any then outstanding series of our preferred stock in its certificate of designation.

Calling of Special Meetings of Stockholders. The amended and restated articles of incorporation also provide that holders of our common stock, as such, will have the right to call special meetings of our stockholders only until the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of the issued and outstanding shares of our stock. Thereafter, default provisions of the NRS limit the right to call special meetings of our stockholders to the board of directors, any two directors or the president of the corporation, unless otherwise specified in the corporation’s amended and restated articles of incorporation or amended and restated bylaws. Our amended and restated articles of incorporation and amended and restated bylaws will not, as of immediately after the consummation of this offering, provide any exceptions permitting stockholders to call special meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. These provisions generally do not apply to nominations of directors made, or business proposals submitted, by the Apollo Group, and these provisions will not affect any rights of the holders of any series of our preferred stock.

Business Combinations and Acquisition of Control Shares. Pursuant to provisions in our amended and restated articles of incorporation and amended and restated bylaws, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers. Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our amended and restated articles of incorporation provide that these statutes will not apply to us.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us and any person acquiring shares of our common stock if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our amended and restated articles of incorporation or amended and restated bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our amended and restated bylaws provide that these statutes do not apply to any acquisition of our common stock by the Apollo Group or any of its affiliates, or any direct transferee of its shares of our common stock.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Amendment to our Articles of Incorporation. Prior to the time when the Apollo Group no longer beneficially owns at least 25% of the total voting power of our outstanding shares entitled to vote generally in the election of directors, the approval by both a majority of the directors then in office and a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement will be required for any amendment, modification or repeal of any provision of our amended and restated articles of incorporation.

Amendment to our Bylaws. Prior to the time when the Apollo Group first ceases to beneficially own at least 25% of the voting power of our outstanding shares entitled to vote generally in the election of directors, the approval of both a majority of the directors then in office and a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement is required for any amendment, modification or repeal of any provision of our amended and restated bylaws adopted by our board of directors. Additionally, prior to the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of our issued and outstanding shares of stock, any amendment, modification or repeal of any provision of our amended and restated bylaws may be adopted by the affirmative vote of holders of a majority of the voting power of our outstanding shares of stock entitled to vote on the matter. Once the Apollo Group no longer beneficially owns at least 50% of the voting power of our issued and outstanding shares of stock, the affirmative vote of holders of at least two-thirds of the voting power of our outstanding shares of stock entitled to vote on the matter will be necessary for stockholders to adopt any amendment, modification or repeal of any provision of our amended and restated bylaws.

Limitation of Officer and Director Liability and Indemnification Arrangements. Our amended and restated articles of incorporation limits the liability of our officers and directors to the maximum extent permitted by Nevada law. Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors, for monetary damages for any act or omission in their capacity as a director or officer unless it is proven that the act or omission constituted a breach of their fiduciary duties as a director or officer, as applicable, and the breach involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation also generally provide that we shall indemnify to the fullest extent permitted by the NRS, subject to limited exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding.

We currently maintain liability insurance for our directors and officers. In addition, certain of our directors are also insured under Apollo’s professional liability insurance policies and may be indemnified under Apollo’s bylaws or other constitutive documents.

We have entered into separate indemnification agreements with each of our directors and executive officers, which are broader than the specific indemnification provisions contained in the NRS. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Corporate Opportunity

Our amended and restated articles of incorporation provide that we expressly renounce any interest or expectancy in any business opportunity, transaction or other matter in which any Covered Apollo Person (as defined in our amended and restated articles of incorporation) participates or desires or seeks to participate in, even if the opportunity is one that we would reasonably be deemed to have pursued if given the opportunity to do so. The renouncement does not apply to any business opportunities that are presented in writing to a Covered Apollo Person solely in such person’s capacity as an officer or director of us.

Forum Selection

Our articles of incorporation provide that unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim: (a) brought in our name or right or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) arising or asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A or any provision of our amended and restated articles of incorporation or our amended and restated bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or our amended and restated bylaws; or (e) asserting a claim governed by the internal affairs doctrine, in each such case subject to the Eighth Judicial District Court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our capital stock will be deemed to have notice of and consent to this forum selection provision.

Dissenter’s Rights

The provisions of Nevada’s dissenter’s rights statutes (NRS 92A.300 through 92A.500, inclusive) specify certain corporate actions giving rise to the right of a stockholder to demand payment of “fair value” (as defined in NRS 92A.320) of such stockholder’s shares, subject to a number of limitations and procedural requirements.

Stockholders’ Derivative Actions

Our stockholders may be entitled to bring an action in our name to procure a judgment in our favor, also known as a derivative action, subject to the requirements of applicable law.

Deemed Notice and Consent

Our amended and restated articles of incorporation provide that any person purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to all of the provisions of our amended and restated articles of incorporation (including, without limitation, the provisions described above under “—Exclusive Forum”), our amended and restated bylaws and any amendment to our amended and restated articles of incorporation or amended and restated bylaws enacted in accordance therewith and applicable law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Company, LLC.

Securities Exchange

Our shares of common stock are listed on the New York Stock Exchange under the symbol “AGS.”

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, acted as counsel for the Company. Cahill Gordon & Reindel LLP New York, New York, acted as counsel for the underwriters.

EXPERTS

The financial statements as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedules) for the year ended December 31, 2015 included in our Annual Report on Form 10-K/A for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements (and schedules) are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS

$1,000,000,000

Common Stock; Preferred Stock; Debt Securities; Depositary Shares; Warrants; Subscriptions Rights; Purchase Contracts; Purchase Units

and

18,970,161 shares of common stock offered by the Selling Stockholders

This prospectus contains a general description of the securities which may be offered for sale by us or by the selling stockholders named herein from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $1,000,000,000. The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

In addition, the selling stockholders named in this prospectus, or the selling stockholders, may sell in one or more offerings pursuant to this registration statement up to 18,970,161 shares of our common stock. The selling stockholders may sell any or all of these shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the selling stockholders and the times and manners in which they may offer and sell shares of our common stock is described under the sections entitled “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

Shares of our common stock are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “AGS.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and are eligible for reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2018.

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that PlayAGS, Inc. a Nevada corporation, which is also referred to as “AGS,” “the Company,” “we,” “us,” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, we may offer and sell from time to time, any of the following, with an aggregate initial offering price of up to $1,000,000,000 (or the equivalent in foreign currencies), in one or more series, which we refer to in this prospectus as the “securities”:

•	Common Stock, par value $0.01 per share

•	Preferred Stock

•	Debt Securities

•	Depositary Shares

•	Warrants

•	Subscription Rights

•	Purchase Contracts

•	Purchase Units

In addition, under this process, the selling stockholders named herein may offer and sell, from time to time in one or more offerings, up to an aggregate of 18,970,161 shares of our common stock.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities or the selling stockholders offer and sell shares of common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We and the selling stockholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling stockholders directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we or the selling stockholders, directly or through agents, solicit offers to purchase the securities, we, the selling stockholders and our and their agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us or the selling stockholders, as applicable.

References to “Apollo” and the “Sponsor” refer to Apollo Global Management, LLC and its subsidiaries. References to “Apollo Group” refer to (a) Apollo Gaming Holdings, L.P. (“Holdings”), (b) Apollo Investment Fund VIII, L.P., (c) each of their respective affiliates (including, for avoidance of doubt, any syndication vehicles and excluding, for the avoidance of doubt, any portfolio companies of Apollo Management VIII, L.P. or its affiliates other than Holdings, AP Gaming VoteCo, LLC (“VoteCo”), the Company and their respective subsidiaries) to which any transfers of our common stock are made and (d) VoteCo to the extent that it has beneficial ownership of shares of our common stock pursuant to an irrevocable proxy.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations.

The distribution of this prospectus and the offering and sale of the securities in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities in any jurisdiction in which such offer or invitation would be unlawful.

INCORPORATION OF DOCUMENTS BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 14, 2018, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 30, 2018 (as amended, the “2017 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018 (the “First Quarter 10-Q);

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 2, 2018 (the “Second Quarter 10-Q”); and

•

The description of our common stock set forth in our registration statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC on January 22, 2018, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website at www.playags.com is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning PlayAGS, Inc. at the following address:

PlayAGS, Inc.

5475 S. Decatur Blvd., Ste #100,

Las Vegas, NV 89118

(702) 722-6700

Attention: General Counsel

You should rely only on the information contained or incorporated by reference in this prospectus and any free writing prospectus that we authorize. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus or any free writing prospectus that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the securities being sold in this offering. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our securities being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained after payment of fees prescribed by the SEC from the SEC’s Public Reference Room at the SEC’s principal office, at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website address is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You can inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You can also obtain copies of this material from the Public Reference Room as described above, or inspect them without charge at the SEC’s website. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at http://www.playags.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which involve risks and uncertainties, are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” and “Use of Proceeds,” and include, among other things, statements relating to:

•	our future financial position, future revenue, and projected costs;

•	objectives of management;

•	our strategy, outlook and growth prospects;

•	our operational and financial targets and dividend policy;

•	our planned expansion of the venue base and the implementation of the new design in our existing venues;

•	general economic trends and trends in the industry and markets; and

•	the competitive environment in which we operate.

These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include, but are not limited to:

•	our ability to effectively compete with numerous domestic and foreign businesses;

•	our ability to provide financing on favorable terms compared with our competitors;

•	our ability to adapt to and offer products that keep pace with evolving technology related to our businesses;

•

our ability to develop, enhance and/or introduce successful gaming concepts and game content, and changes in player and operator preferences in participation games, which may adversely affect demand for our products;

•

changing economic conditions and other factors that adversely affect the casino and gaming industry, the play levels of our participation games, product sales and our ability to collect outstanding receivables from our customers;

•

the effect of our substantial indebtedness on our ability to raise additional capital to fund our operations, and our ability to react to changes in the economy or our industry and make debt service payments;

•

changing regulations, new interpretations of existing laws, or delays in obtaining or maintaining required licenses or approvals, which may affect our ability to operate in existing markets or expand into new jurisdictions;

•	our history of operating losses and a significant accumulated deficit;

•	changes in the legal and regulatory scheme governing Native American gaming markets, including the ability to enforce contractual rights on Native American land, which could adversely affect revenues;

•	our ability to realize satisfactory returns on money lent to new and existing customers to develop or expand gaming facilities or to acquire gaming routes;

•	failures in our systems or information technology, which could disrupt our business and adversely impact our results;

•

slow growth in the development of new gaming jurisdictions or the number of new casinos, declines in the rate of replacement of existing gaming machines, and ownership changes and consolidation in the casino industry;

•	legislation in states and other jurisdictions which may amend or repeal existing gaming legislation;

•	intellectual property rights of others, which may prevent us from developing new products and services, entering new markets, or may expose use to liability or costly litigation;

•	our ability to complete future acquisitions and integrate those businesses successfully;

•	our dependence on the security and integrity of our systems and products;

•	the effect of natural events in the locations in which we or our customers, suppliers or regulators operate;

•	failure of our suppliers and contract manufacturers to meet our performance and quality standards or requirements could result in additional costs or loss of customers;

•	risks related to operations in foreign countries and outside of traditional U.S. jurisdictions;

•	foreign currency exchange rate fluctuations;

•	quarterly fluctuation of our business;

•	risks associated with, or arising out of, environmental, health and safety laws and regulations;

•	product defects which could damage our reputation and our results of operations;

•	changes to the Class II regulatory scheme;

•

state compacts with our existing Native American tribal customers, which may reduce demand for our Class II game and make it difficult to compete against larger companies in the tribal Class III market;

•	decreases in our revenue share percentage in our participation agreements with Native American tribal customers;

•

adverse local economic, regulatory or licensing changes in Oklahoma or Alabama, the states in which 32% of our revenue was derived for the twelve months ended June 30, 2018, or material decreases in our revenue from our two largest customers, which comprised approximately 21% of our total revenue for the twelve months ended June 30, 2018;

•	dependence on the protection of our intellectual property and proprietary information and our ability to license intellectual property from third parties;

•	failure to attract, retain and motivate key employees;

•	certain restrictive open source licenses requiring us to make the source code of some of our products available to third parties and potentially granting third parties certain rights to the software;

•	reliance on hardware, software and games licensed from third parties, and on technology provided by third-party vendors;

•	dependence on our relationships with service providers;

•	improving internal controls over financial reporting;

•	our ability to maintain current customers on favorable terms;

•	our ability to enter new markets and potential new markets;

•	our ability to capitalize on the expansion of internet or other forms of interactive gaming or other trends and changes in the gaming industries;

•	our social gaming business is largely dependent upon our relationships with key channels;

•	U.S. federal income tax reform could adversely affect us;

•	changes in tax regulation and results of tax audits, which could affect results of operations;

•	our ability to generate sufficient cash to serve all of our indebtedness in the future; and

•

other risks, uncertainties and factors included or incorporated by reference in this prospectus, including those set forth under “Risk Factors” and those included under the heading “Risk Factors” in our Annual Report on Form 10-K.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

COMPANY OVERVIEW

We are a leading designer and supplier of electronic gaming machines (“EGMs”) and other products and services for the gaming industry. Founded in 2005, we historically focused on supplying EGMs, including slot machines, video bingo machines, and other electronic gaming devices, to the Native American gaming market, where we maintain an approximately 20% market share of all Class II EGMs. Since 2014, we have expanded our product line-up to include: (i) Class III EGMs for commercial and Native American casinos, (ii) table game products and (iii) interactive products, all of which we believe provide us with growth opportunities as we expand in markets where we currently have limited or no presence. Our expansion into Class III and ancillary product offerings has driven our strong growth and momentum in revenue, EGM adjusted EBITDA and our installed base, which have increased by 249%, 214% and 181%, respectively, since 2014. For the twelve month period ended June 30, 2018, approximately 76% of our total revenue was generated from recurring contracted lease agreements whereby we place EGMs and table game products at our customers’ gaming facilities under either a revenue sharing agreement (we receive a percentage of the revenues that these products generate) or fee-per-day agreement (we receive a daily or monthly fixed fee per EGM or table game product), or from recurring revenue generated by our Interactive gaming operations. We operate our business in three distinct segments: EGMs, Table Products (“Table Products”) and Interactive Social Casino Games (“Interactive”).

In December 2013, we were acquired by the funds affiliated with Apollo Global Management, LLC and its subsidiaries, which we refer to as our Sponsor.

On January 30, 2018, we completed the initial public offering of 10,250,000 shares of our common stock, at a public offering price of $16.00 per share. We received from the initial public offering net proceeds, after deducting underwriting discounts and commissions, of $153.3 million. We used the proceeds of our initial public offering and cash on hand to redeem in full our 11.25% senior secured PIK notes due 2024 and to pay for professional fees and other costs associated with the offering. Our shares of common stock are listed on the New York Stock Exchange under the symbol “AGS.” On February 27, 2018, we sold an additional 1,537,500 shares of our common stock, at a public offering price of $16.00 per share, pursuant to the underwriters’ exercise in full of the option we granted to the underwriters in connection with our initial public offering. We received from the exercise of the option net proceeds, after deducting underwriting discounts and commissions, of $23.0 million. On May 11, 2018, Holdings sold 4,675,000 shares of our common stock in a secondary offering, at a public offering price of $21.50 per share, including 425,000 shares of our common stock sold pursuant to the underwriters’ exercise in full of the option Holdings granted to the underwriters in the secondary offering.

Our principal executive office is located at 5475 S. Decatur Blvd., Ste #100, Las Vegas, NV 89118, and our telephone number is (702) 722-6700. Our website address is www.playags.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the discussion of risks under the heading “Item 1A. Risk Factors” in the 2017 Annual Report and the other documents that are incorporated by reference in this prospectus and the applicable prospectus supplement. Please see the section of this prospectus entitled “Incorporation of Documents by Reference.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the SEC in the future. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is set forth below for the periods indicated.

			Year Ended December 31,
	Six months ended June 30,		Successor (12/21/13-12/31/13)					Predecessor (1/1/13—12/20/13)
	2018	2017	2017	2016	2015	2014	2013	2013
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dollar amount of the deficiency(1)	($20,257)	($28,945)	($46,995)	($84,374)	($74,634)	($26,187)	($8,102)	($42,176)

(1)	Earnings were insufficient to cover fixed charges for all periods presented.

For purposes of computing the ratio of earnings to fixed charges, earnings available for fixed charges were calculated by adding (deducting):

i.	Income (loss) from continuing operations before income taxes and minority interest,
ii.	(Income) from equity method investees,
iii.	(Income) loss attributable to non-controlling interests,
iv.	(Income) from non-controlling interests,
v.	Fixed charges,
vi.	Amortization of capitalized interest,
vii.	Distributed income of equity method investees, and
viii.	(Interest capitalized).

Fixed charges consist of interest expense, amortization of debt costs and an estimate of interest within net rental expense.

We did not have any preferred stock outstanding for the periods presented, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to fixed charges presented above.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, repurchases of our securities, asset or other acquisitions, investments or general corporate purposes or any combination thereof.

We will not receive any proceeds from sales of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth information as of August 1, 2018, with respect to the ownership of shares of our common stock by the selling stockholders listed therein.

The amounts and percentages of shares beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 35,738,074 shares of our common stock outstanding as of August 1, 2018, including stock options and restricted shares that will vest within 60 days of this offering.

The following table also provides the maximum number of shares of our common stock that may be offered by the selling stockholders pursuant to this prospectus and the number of shares of our common stock that will be beneficially owned by the selling stockholders after such an offering, assuming the sale of all of the offered shares. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares indicated. The selling stockholders are not making any representation that any shares covered by this prospectus will or will not be offered for sale. Information about each selling stockholder may change over time. The address for the beneficial owner is set forth in the footnotes to the table.

	Shares Beneficially Owned Before the Offering		Total Shares of Common Stock Offered Hereby	Shares Beneficially Owned After the Offering
	Number	Percent	Number	Number	Percent
Apollo Gaming Holdings, L.P.(1)	18,533,076	51.9%	18,533,076	—	—%
David Lopez(2)	233,147	0.7%	233,147	—	—%
Kimo Akiona(3)	31,896	0.1%	31,896	—	—%
Victor Gallo(4)	45,755	0.1%	45,755	—	—%
Sigmund Lee(5)	126,287	0.4%	126,287	—	—%

(1)

Represents shares of our common stock held of record by Holdings. All of the shares held by Holdings are subject to the irrevocable proxy granted by Holdings to VoteCo pursuant to the Irrevocable Proxy and Power of Attorney, dated as of January 29, 2018, irrevocably constituting and appointing VoteCo, with full power of substitution, its true and lawful proxy and attorney-in-fact to: (i) vote all of the shares of our common stock held by Holdings at any meeting (and any adjournment or postponement thereof) of our stockholders, and in connection with any written consent of our stockholders, and (ii) direct and effect the sale, transfer or other disposition of all or any part of the shares of our common stock held by Holdings, if, as and when so determined in the sole discretion of VoteCo. The irrevocable proxy terminates with respect to any shares of our common stock that are sold, transferred or otherwise disposed of by VoteCo upon such sale, transfer or other disposition. VoteCo is member-managed by its two members, Marc Rowan and David Sambur. Mr. Rowan holds a majority of the membership interest of VoteCo and as such may be deemed to share voting and dispositive control, and beneficial ownership, with VoteCo with respect to the shares of our common stock subject to the irrevocable proxy granted to VoteCo. Apollo Gaming Holdings GP, LLC (“Holdings GP”) is the general partner of Holdings. Apollo Management VIII, L.P. (“Management VIII”) is the manager of Holdings GP and of Apollo Investment Fund VIII, L.P. (“AIF VIII”). AIF VIII is a member of Holdings GP, and as such has the right to direct Management VIII in its management of Holdings GP, and is also a limited partner of Holdings. AIF VIII Management, LLC (“AIF VIII LLC”) is the general partner of Management VIII. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VIII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Mr. Rowan are the managers, as well as executive officers, of Management Holdings GP. Due to the irrevocable proxy granted to VoteCo, none of Holdings, Holdings GP, Management VIII, AFI VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings or Management Holdings GP are deemed to beneficially own the shares of our common stock held by Holdings. Messrs. Black, Harris, Rowan and Sambur each disclaim beneficial ownership of the shares of our common stock that are beneficially owned by VoteCo, or directly held of record by Holdings. The address of VoteCo is 5475 S. Decatur Blvd., Las Vegas, Nevada 89118. The address of each of Holdings, Holdings GP, Management VIII, AIF VIII LLC, Apollo Management, Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris, Rowan and Sambur, is 9 West 57th Street, 43rd Floor, New York, New York 10019.
(2)	Number of shares beneficially owned includes 139,889 shares of common stock issuable upon the exercise of options within 60 days.
(3)	Number of shares beneficially owned includes 15,153 shares of common stock issuable upon the exercise of options within 60 days.
(4)	Number of shares beneficially owned includes 15,544 shares of common stock issuable upon the exercise of options within 60 days.
(5)	Number of shares beneficially owned includes 126,287 shares of common stock issuable upon the exercise of options within 60 days.

Material Relationships with Selling Stockholders

Holdings is an affiliate of our Sponsor. Additionally, Holdings is a party to the Securityholders Agreement and the Stockholders Agreement, each of which provides our Sponsor with certain governance and investment rights in the Company. The remaining selling stockholders are also parties to the Securityholders Agreement, which provides these selling stockholders with certain investment rights in the Company. For more information on each of these agreements, please refer to the description of these agreements found in the 2017 Annual Report, which is incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated articles of incorporation and amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation and amended and restated bylaws and the applicable provisions of Nevada law.

Capital Stock

The outstanding shares of our common stock are currently held by 15 holders. Our amended and restated articles of incorporation provides that our authorized capital stock consist of 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of August 1, 2018, we have 35,262,456 shares of common stock and zero shares of preferred stock outstanding.

Common Stock

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted for action by the stockholders, and do not have cumulative voting rights with respect to the election of our directors. Accordingly, a holder of more than 50% of the then-outstanding shares of our common stock will be able, if it so chooses, to determine the outcome of any election of our directors regardless of any vote cast in the election by the holders of the remaining shares.

Dividend Rights. All shares of our common stock are entitled to share equally in any dividends our board of directors may declare from legally available sources, subject to the terms of any outstanding preferred stock. Our senior secured credit facilities and other debt instruments may impose restrictions on our ability to declare dividends with respect to our common stock.

Liquidation Rights. Upon liquidation or dissolution of our company, whether voluntary or involuntary, all shares of our common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of our prior obligations, including obligations pursuant to the terms of any then-outstanding preferred stock.

Registration Rights. Under the terms of the Securityholders Agreement, we have agreed to register shares of our common stock beneficially owned by affiliates of Apollo, including the Apollo Group, under certain circumstances.

Other Matters. The holders of our common stock have no preemptive or conversion rights, and our common stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to our common stock, other than pursuant to the gaming and regulatory matters provisions of our amended and restated articles of incorporation. See “—Certain Redemption Provisions.”

Redemption Rights. Our amended and restated articles of incorporation contain provisions establishing the right to redeem the equity securities of disqualified holders if, among other circumstances, such action is necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. Our amended and restated articles of incorporation also contains provisions defining the redemption price and the rights of a disqualified security holder.

Preferred Stock

Pursuant to our amended and restated articles of incorporation, our board of directors, without stockholder approval, is authorized to issue, from time to time, up to an aggregate of 50,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designations of such series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us and might affect the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions.”

Certain Redemption Provisions

Our amended and restated articles of incorporation contain provisions establishing the right to redeem the equity securities of disqualified holders if, among other circumstances, such action is necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or causes us to have a previously issued license or permit rescinded, suspended, revoked or not renewed, or if our board of directors determines that such holder is likely to (i) preclude or materially delay, impede, impair, threaten or jeopardize any license or franchise, (ii) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which we are party or (iii) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any license or franchise. The amended and restated articles of incorporation also contain provisions defining the redemption price and the rights of a disqualified security holder.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

We are governed by the Nevada Revised Statutes (“NRS”). Our amended and restated articles of incorporation, our amended and restated bylaws and the NRS contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or replace our current management, and may have the effect of delaying, deterring or preventing a change in control of us.

“Blank Check” Preferred Stock. Our amended and restated articles of incorporation authorize “blank check” preferred stock that could be issued by our board of directors to, among other things, increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

Classified Board and Holdings Nomination Rights. Our board of directors is divided into three classes. The members of each class serve staggered, three-year terms (other than with respect to the initial terms of the Class I and Class II directors, which will be one and two years, respectively). Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. Under our Stockholders Agreement, so long as the Apollo Group beneficially owns at least 5% of our outstanding common stock, Holdings has the right to nominate a number of directors to our board of directors equal to (a) the total number of our directors multiplied by (b) the percentage of outstanding common stock beneficially owned by the Apollo Group, rounded up to the nearest whole number.

Removal of Directors. Except for any directors elected or otherwise designated pursuant to the terms of any preferred stock, any director or the entire board of directors may be removed at any time, with or without cause, by the affirmative vote of not less than two-thirds of the voting power of our outstanding shares entitled to vote generally in the election of directors.

Vacancies. Vacancies on our board of directors may be filled only by a majority of our board of directors in office, although less than a quorum, or by a sole remaining director. In addition, until the first time the Apollo Group no longer beneficially owns at least 5% of our outstanding common stock, the vacancy of a director nominated by Holdings pursuant to the Stockholders Agreement must be filled by a director nominated by Holdings.

No Stockholder Action by Written Consent. As long as the Apollo Group continues to beneficially own at least 50% of the voting power of the issued and outstanding shares of our stock, our amended and restated articles of incorporation permit stockholder action by written consent without a meeting. From the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of the issued and outstanding shares of our stock, our amended and restated articles of incorporation do not permit stockholder action by written consent without a meeting, except as otherwise provided with respect to any then outstanding series of our preferred stock in its certificate of designation.

Calling of Special Meetings of Stockholders. The amended and restated articles of incorporation also provide that holders of our common stock, as such, will have the right to call special meetings of our stockholders only until the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of the issued and outstanding shares of our stock. Thereafter, default provisions of the NRS limit the right to call special meetings of our stockholders to the board of directors, any two directors or the president of the corporation, unless otherwise specified in the corporation’s amended and restated articles of incorporation or amended and restated bylaws. Our amended and restated articles of incorporation and amended and restated bylaws will not, as of immediately after the consummation of this offering, provide any exceptions permitting stockholders to call special meetings.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders. These provisions generally do not apply to nominations of directors made, or business proposals submitted, by the Apollo Group, and these provisions will not affect any rights of the holders of any series of our preferred stock.

Business Combinations and Acquisition of Control Shares. Pursuant to provisions in our amended and restated articles of incorporation and amended and restated bylaws, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers. Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our amended and restated articles of incorporation provide that these statutes will not apply to us.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us and any person acquiring shares of our common stock if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our amended and restated articles of incorporation or amended and restated bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our amended and restated bylaws provide that these statutes do not apply to any acquisition of our common stock by the Apollo Group or any of its affiliates, or any direct transferee of its shares of our common stock.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Amendment to our Articles of Incorporation. Prior to the time when the Apollo Group no longer beneficially owns at least 25% of the total voting power of our outstanding shares entitled to vote generally in the election of directors, the approval by both a majority of the directors then in office and a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement will be required for any amendment, modification or repeal of any provision of our amended and restated articles of incorporation.

Amendment to our Bylaws. Prior to the time when the Apollo Group first ceases to beneficially own at least 25% of the voting power of our outstanding shares entitled to vote generally in the election of directors, the approval of both a majority of the directors then in office and a majority of the directors nominated by Holdings pursuant to the Stockholders Agreement is required for any amendment, modification or repeal of any provision of our amended and restated bylaws adopted by our board of directors. Additionally, prior to the first date on which the Apollo Group ceases to beneficially own at least 50% of the voting power of our issued and outstanding shares of stock, any amendment, modification or repeal of any provision of our amended and restated bylaws may be adopted by the affirmative vote of holders of a majority of the voting power of our outstanding shares of stock entitled to vote on the matter. Once the Apollo Group no longer beneficially owns at least 50% of the voting power of our issued and outstanding shares of stock, the affirmative vote of holders of at least two-thirds of the voting power of our outstanding shares of stock entitled to vote on the matter will be necessary for stockholders to adopt any amendment, modification or repeal of any provision of our amended and restated bylaws.

Limitation of Officer and Director Liability and Indemnification Arrangements. Our amended and restated articles of incorporation limits the liability of our officers and directors to the maximum extent permitted by Nevada law. Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors, for monetary damages for any act or omission in their capacity as a director or officer unless it is proven that the act or omission constituted a breach of their fiduciary duties as a director or officer, as applicable, and the breach involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation also generally provide that we shall indemnify to the fullest extent permitted by the NRS, subject to limited exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding.

We currently maintain liability insurance for our directors and officers. In addition, certain of our directors are also insured under Apollo’s professional liability insurance policies and may be indemnified under Apollo’s bylaws or other constitutive documents.

We have entered into separate indemnification agreements with each of our directors and executive officers, which are broader than the specific indemnification provisions contained in the NRS. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

Currently, to our knowledge, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification by us is sought, nor are we aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Corporate Opportunity

Our amended and restated articles of incorporation provide that we expressly renounce any interest or expectancy in any business opportunity, transaction or other matter in which any Covered Apollo Person (as defined in our amended and restated articles of incorporation) participates or desires or seeks to participate in, even if the opportunity is one that we would reasonably be deemed to have pursued if given the opportunity to do so. The renouncement does not apply to any business opportunities that are presented in writing to a Covered Apollo Person solely in such person’s capacity as an officer or director of us.

Forum Selection

Our articles of incorporation provide that unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any or all actions, suits or proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim: (a) brought in our name or right or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) arising or asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A or any provision of our amended and restated articles of incorporation or our amended and restated bylaws; (d) to interpret, apply, enforce or determine the validity of our amended and restated articles of incorporation or our amended and restated bylaws; or (e) asserting a claim governed by the internal affairs doctrine, in each such case subject to the Eighth Judicial District Court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our capital stock will be deemed to have notice of and consent to this forum selection provision.

Dissenter’s Rights

The provisions of Nevada’s dissenter’s rights statutes (NRS 92A.300 through 92A.500, inclusive) specify certain corporate actions giving rise to the right of a stockholder to demand payment of “fair value” (as defined in NRS 92A.320) of such stockholder’s shares, subject to a number of limitations and procedural requirements.

Stockholders’ Derivative Actions

Our stockholders may be entitled to bring an action in our name to procure a judgment in our favor, also known as a derivative action, subject to the requirements of applicable law.

Deemed Notice and Consent

Our amended and restated articles of incorporation provide that any person purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to all of the provisions of our amended and restated articles of incorporation (including, without limitation, the provisions described above under “—Exclusive Forum”), our amended and restated bylaws and any amendment to our amended and restated articles of incorporation or amended and restated bylaws enacted in accordance therewith and applicable law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Company, LLC.

Securities Exchange

Our shares of common stock are listed on the New York Stock Exchange under the symbol “AGS.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

Our debt securities may be issued from time to time in one or more series. The senior debt securities will be issued from time to time in series under an indenture between us and a trustee named therein, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into between us and a trustee named therein, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, shares of the Company’s common stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries; however, we have not registered any such guarantees with the SEC and, in order to provide such guarantees, we would be required to file a separate registration statement or file an amendment to the registration statement of which this prospectus forms a part with respect to such guarantees. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor. The subordinated debt securities will be our unsecured, subordinated obligations and the guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, our company will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1)

the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the

District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2)

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)

we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Company pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

•	“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

•

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

•

“Security Register” means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of debt securities, or of debt securities of a particular series, and of transfers of debt securities or of debt securities of such series.

•

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

•

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem any of the debt securities as a whole at any time or in part from time to time, at our option, on at least 30 days, but not more than

60 days, prior notice mailed to the registered address of each holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360 day year consisting of twelve 30 day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer to be selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each debt security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such debt security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated“H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price, and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the applicable Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a)

will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b)

need not comply with the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for U.S. Federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the Trustee thereunder or by holders of 331/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1)

to evidence the succession of another Person to the Company or any guarantor, and the assumption by such successor of the Company’s or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2)

to add to the covenants of the Company or any guarantor, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3)

to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4)

to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)

to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6)

to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;

(8)

to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into shares of our common stock or another security;

(10)	to secure any series of debt securities;

(11)	to add guarantors in respect of the debt securities;

(12)	to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13)	to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1)

change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2)

reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3)

modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4)

impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities; or

(5)	amend or modify the terms of any guarantees in a manner adverse to the holders.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

The Trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of preferred stock which are called depositary shares. We will deposit the series of preferred stock which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred stock.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Distributions

Each time we pay a cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of preferred stock (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of preferred stock are convertible into shares of our common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of our common stock or other securities or property into which the number of shares of preferred stock (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the shares of preferred stock to which they relate, except as required to comply with law. We may terminate the deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of the deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. The deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of equity or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue each series of warrants under separate warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Warrants

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity or debt securities and is not entitled to any payments on any equity or debt securities issuable upon exercise of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. Federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of our common stock, share of our preferred stock or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each share of our common stock, share of our preferred stock or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. Federal income tax consequences applicable to the purchase contracts and purchase units.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale by us or the selling stockholders of securities included in this prospectus. We may offer and sell some or all of our securities included in this prospectus, and the selling stockholders may offer and sell shares of our common stock included in this prospectus, in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or any selling stockholders may enter into option, share lending or other types of transactions that require us or such selling stockholders to deliver our securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or any selling stockholder may also enter into hedging transactions with respect to our securities. For example, we or any selling stockholder may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us or the selling stockholders, as applicable, to deliver shares of common stock to an underwriter or broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

We or any selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by us or any selling stockholder, or borrowed from us or any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter. In addition, we or any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of any selling stockholder, or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholder’s obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or any selling stockholder in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We or any selling stockholder might not sell any securities under this prospectus. In addition, any of the securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or any selling stockholder or through agents designated by us or any selling stockholder from time to time. Any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the shares may be made, by us or any selling stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.

Underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us or any selling stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us or any selling stockholder, as applicable. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or any selling stockholder must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us or any selling stockholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or any selling stockholder or affiliates of us or such selling stockholder in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements that may be entered into with us or any selling stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us or such selling stockholder for certain expenses.

We or any selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us or any selling stockholder for public offering and sale may make a market in such shares, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

If underwriters or dealers are used in the sale of securities, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering (that is, if they sell more securities than are set forth on the cover page of this prospectus) the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the proceeds received by us or any selling stockholder for the sale of any securities being offered by this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the shares offered by this prospectus, and certain matters of Nevada law, will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Certain legal matters in connection with the other offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements (and schedules) for the year ended December 31, 2015 included in our Annual Report on Form 10-K/A for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedules) are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

5,500,000 Shares

PlayAGS, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

August 8, 2018